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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-208399

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)

Ordinary shares, par value $0.01 per share	3,980,435	$52.08	$1,658,408,438.40	$167,001.73

(1)
These ordinary shares are represented by American depositary shares, each of which represents 0.125 of an ordinary share. The ADSs issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-136221).

(2)
Includes up to 3,980,435 shares to be offered by us. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(3)
The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, and is based on the average of the high and low sales prices of the ADSs on December 8, 2015, as reported on The NASDAQ Global Select Market.

PROSPECTUS SUPPLEMENT
Issued December 9, 2015
(To Prospects dated December 9, 2015)

Ctrip.com International, Ltd.

31,843,480 American Depositary Shares
Representing 3,980,435 Ordinary Shares

(each representing 0.125 of an ordinary share, par value $0.01 per ordinary share)

        This prospectus supplement relates to our proposed offer and sale from time to time of up to 31,843,480 American depositary shares, or ADSs, representing 3,980,435 of our ordinary shares, to be issued to three special purpose vehicles that will be holding such ADSs solely for the benefit of the employees of Qunar Cayman Islands Limited, with this prospectus supplement and the accompanying prospectus.

        Our ADSs are listed on the Nasdaq Global Select Market under the symbol "CTRP." On December 8, 2015, the last reported sale price of the ADSs on the Nasdaq Global Select Market was $52.98 per ADS.

        Investing in the ADSs involves a high degree of risk. See the "Risk Factors" beginning on page S-6 of this prospectus supplement.

        We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. See "Plan of Distribution" elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold by us.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not making an offer of the ADSs in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ADSs and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated December 9, 2015, included in the registration statement on Form F-3 (No. 333-208399) which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any other offering materials provided in connection with this offering. We are not, and no underwriter is, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any other offering materials is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or of any sale of our securities. It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

          (1)   the terms "we," "us," "our company," "our" and "Ctrip" refer to Ctrip.com International, Ltd., its predecessor entities and subsidiaries and, in the context of describing our operations and consolidated financial information, also include its affiliated Chinese entities;

          (2)   "shares" and "ordinary shares" refer to our ordinary shares, par value US$0.01 per ordinary share;

          (3)   "ADSs" refers to American depositary shares, each of which represents 0.125 of an ordinary share;

          (4)   "China" and "PRC" refer to the People's Republic of China and, solely for the purpose of this prospectus, exclude Taiwan, Hong Kong and Macau, and "Greater China" refers to the People's Republic of China, Taiwan, Hong Kong and Macau; and

          (5)   all references to "RMB" and "Renminbi" are to the legal currency of China and all references to "U.S. dollars," "US$," "dollars" and "$" are to the legal currency of the United States.

        On December 1, 2015, we effected a change of the ratio of the ADSs to ordinary shares from four (4) ADSs representing one ordinary share to eight (8) ADSs representing one ordinary share. Unless otherwise indicated, ADSs and per ADS amount in this prospectus have been retroactively adjusted to reflect the changes in ratio for all periods presented.

 SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein, may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as "may," "will," "expect," "anticipate," "future," "intend," "plan," "believe," "estimate," "is/are likely to" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things:

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  our anticipated growth strategies;

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  our future business development, results of operations and financial condition;

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  our ability to continue to control costs and maintain profitability; and

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  the expected growth in the overall economy and demand for travel services in China.

        The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors under "Risk Factors" included elsewhere in this prospectus supplement, the accompanying prospectus, or the information incorporated by reference herein, including the following risks:

  •
  slow-down of economic growth in China and the global economic downturn may have a material and adverse effect on our business, and may materially and adversely affect our growth and profitability;

  •
  general declines or disruptions in the travel industry may materially and adversely affect our business and results of operations;

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  the trading price of our ADSs has been volatile historically and may continue to be volatile regardless of our operating performance;

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  if we are unable to maintain existing relationships with travel suppliers and strategic alliances, or establish new arrangements with travel suppliers and strategic alliances similar to those we currently have, our business may suffer;

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  if we fail to further increase our brand recognition, we may face difficulty in obtaining new business partners and consumers, and our business may be harmed;

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  our strategy to acquire or invest in complementary businesses and assets and establish strategic alliances involves significant risks and uncertainty that may prevent us from achieving our objectives and harm our financial condition and results of operations;

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  our quarterly results are likely to fluctuate because of seasonality in the travel industry in Greater China;

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  our business could suffer if we do not successfully manage current growth and potential future growth;

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  if we do not compete successfully against new and existing competitors, we may lose our market share, and our business and results of operations may be materially and adversely affected;

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  our business may be harmed if our infrastructure and technology are damaged or otherwise fail or become obsolete;

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  inflation in China and in other countries may disrupt our business and have an adverse effect on our financial condition and results of operations; and

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  if the ownership structure of our affiliated Chinese entities and the contractual arrangements among us, our consolidated affiliated Chinese entities and their shareholders are found to be in violation of any PRC laws or regulations, we and/or our affiliated Chinese entities may be subject to fines and other penalties, which may adversely affect our business and results of operations.

        These risks are not exhaustive. Other sections of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an emerging and evolving environment. New risk factors may emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RECENT DEVELOPMENTS

  Investment in eLong

        In May 2015, we made an investment in eLong through acquiring the shares of eLong from certain selling shareholders, including Expedia, Inc., or Expedia, together with several other investors. We acquired a 37.6% equity stake in eLong for a total purchase price of approximately US$400 million. In addition, we and Expedia agreed to cooperate with each other to allow our respective customers to benefit from certain travel product offerings for specified geographic markets.

  Investment by Priceline

        In May 2015, we issued US$250 million in aggregate principal amount of convertible notes due 2020 to an indirect subsidiary of The Priceline Group Inc., or Priceline, for its additional investment in us. Immediately following issuance of the additional US$250 million bond and assuming conversion of the convertible bond issued to Priceline in August 2014 and May 2015, Priceline owned securities representing approximately 10.5% of our outstanding shares. We have also granted permission to Priceline to increase its ownership in our company through the acquisition of ADSs in the open market so that, when combined with the shares issuable upon conversion of all of the Priceline notes, Priceline may hold up to 15% of our outstanding shares. The two companies have continued the existing commercial partnership, whereby accommodations inventory is cross-promoted between the brands.

  2015 Offering of Convertible Senior Notes

        In June 2015, we completed an offering of US$700 million in aggregate principal amount of convertible senior notes due 2020, or the 2020 notes and US$400 million in aggregate principal amount of convertible senior notes due 2025, or the 2025 notes. The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and certain non-U.S. persons in compliance with Regulation S under the Securities Act. The 2020 notes will be convertible into ADSs based on an initial conversion rate of 18.3884 ADSs per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately US$54.38 per ADS and represents an approximately 45.0% conversion premium over the closing trading price of the ADSs on June 18, 2015, which was US$37.51 per ADS). The 2025 notes will be convertible into ADSs based on an initial conversion rate of 18.711 ADSs per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately US$53.45 per ADS and represents an approximately 42.5% conversion premium over the closing trading price of the Company's ADSs on June 18, 2015 of US$37.51 per ADS). The conversion rate for each of the 2020 notes and the 2025 notes is subject to adjustment upon the occurrence of certain events.

        The 2020 notes will bear interest at a rate of 1.0% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2016. The 2020 notes will mature on July 1, 2020, unless previously repurchased or converted in accordance with their terms prior to such date. The 2025 notes will bear interest at a rate of 1.99% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2016. The 2025 notes will mature on July 1, 2025, unless previously repurchased or converted in accordance with their terms prior to such date.

  Share Exchange Transaction with Baidu

        As part of our ongoing strategy to invest in complementary businesses and further expand our offerings, in October 2015, we completed a share exchange transaction with Baidu, Inc., or Baidu, pursuant to which Baidu exchanged 178,702,519 Class A ordinary shares and 11,450,000 Class B ordinary shares of Qunar Cayman Islands Limited, or Qunar, beneficially owned by Baidu prior to the consummation of the transaction for our 11,488,381 newly-issued ordinary shares. Immediately after the closing of the transaction, Baidu owned our ordinary shares representing approximately 25% of our aggregate voting interest, and we owned Class B ordinary shares of Qunar representing approximately 45% of Qunar's aggregate voting interest. Robin Yanhong Li and Tony Yip, chairman and chief executive officer, and vice president, head of investments, mergers and acquisitions of Baidu, respectively, have been appointed to our board of directors.

  Share Issuance for the Benefit of Qunar Employees

        As a result of the recent transaction with Baidu, we have become a significant shareholder of Qunar. We believe that it would be in the interest of our shareholders and us to provide equity incentives to Qunar employees to align their interests with those of Qunar and its shareholders, including us. To this end, we agreed to issue a total of approximately 5 million ordinary shares to certain special purpose vehicles holding these shares solely for the benefit of Qunar employees. As of the date of this prospectus supplement, we issued a total of 3,980,435 ordinary shares to three special purpose vehicles, including 3,245,174 ordinary shares to Golden Dromedary Limited, 676,459 ordinary shares to Smart Dromedary Limited, and 58,802 ordinary shares to Silver Dromedary Limited. Each of these three special purpose vehicles have their registered office at NovaSage Chambers, P.O. Box 4389, Road Town, Tortola, British Virgin Islands and each of them is holding the abovementioned Ctrip ordinary shares solely for the benefit of Qunar employees. Future receipt by Qunar employees of Ctrip shares will be upon satisfaction of legal and contractual conditions, including the condition that any Qunar securities held by or granted to any Qunar employee must have been surrendered before the employee receives our shares.

RISK FACTORS

        Investing in the ADSs involves a high degree of risk. Before you decide to buy these securities, you should carefully consider the risks described below together with the risks described in our annual report on Form 20-F for the year ended December 31, 2014, or 2014 Annual Report, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

        Please see "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus supplement by reference.

Risks Related to Our Company

         Our continuing strategy to make acquisitions or investments and establish strategic alliances in the travel service industries involves significant risk and uncertainty that may harm our financial condition and results of operations.

        As part of our plan to expand our product and service offerings, we have made and intend to continue to make strategic acquisitions or investments in the travel service industries in China and overseas. For example, we have invested through open market purchases and in a private placement transaction a total of US$92 million in an approximately 15.1% stake in Homeinns Hotel Group, or Homeinns, a leading economy hotel chain in China. In June 2015, we, together with our co-founder and chief executive officer Mr. James Jianzhang Liang, our co-founder and independent director Mr. Neil Nanpeng Shen and certain other buyers, delivered a non-binding letter to Homeinns which proposes to acquire all of its outstanding ordinary shares not already owned by these buyers for a cash consideration of US$32.81 per ADS; this offer is still pending evaluation and acceptance by Homeinns' independent special committee. In March 2010, we invested a total of US$67.5 million in approximately 9% stake in China Lodging Group, Limited, or Hanting, a leading economy hotel chain in China, through private placement transactions and purchases in Hanting's initial public offering. In 2013 and 2014, we invested a total of US$117 million in approximately 18.5% stake in eHi Auto Services Limited, or eHi, one of the largest car rental companies in China, through private placement transactions prior to and concurrently with eHi's initial public offering. In 2014 and 2015, we invested a total of US$50 million in approximately 4.4% stake in Tuniu Corporation, or Tuniu, a well-known service provider in the leisure package tour market, through a private placement transaction concurrent with Tuniu's initial public offering and subsequent private acquisitions. In May 2015, we purchased 37.6% equity interest in eLong from certain selling shareholders, including Expedia, Inc., together with several other investors, for approximately US$400 million. In October 2015, we completed a share exchange transaction with Baidu and obtained approximately 45% of Qunar's aggregate voting interest in exchange for our newly issued ordinary shares. If the trading share price of any of Homeinns, Hanting, eHi, Tuniu, eLong, Qunar or other future public company investment targets falls below the price we paid for such shares or if the businesses of any of our private company investment targets fall below their valuation at the time of our investment, we could incur impairment loss under U.S. GAAP, which in turn would adversely affect our financial results for the relevant periods. In addition, if any of these acquired entities, or investees for which the investments are accounted for by equity method under U.S. GAAP, incur a net loss in the future, we would share their net loss proportionate to our equity interest in them or, in the case of transactions accounted for as a business combination under U.S. GAAP, on a consolidated basis.

        In addition, our strategic acquisitions and investments are also subject to other uncertainties and risks, and our failure to address any of these uncertainties and risks, among others, may have a material adverse effect on our financial condition and results of operations:

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  high acquisition and financing costs;

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  potential ongoing financial obligations and unforeseen or hidden liabilities;

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  failure to achieve our intended objectives, benefits or revenue-enhancing opportunities;

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  cost of, and difficulties in, integrating acquired businesses and managing a larger business;

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  failure to be in full compliance with applicable laws, rules and regulations;

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  potential claims or litigation regarding our board's exercise of its duty of care and other duties required under applicable law in connection with any of our significant acquisitions or investments approved by the board; and

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  diversion of our resources and management attention.

        In addition, we establish strategic alliances with various third parties to further our business purpose from time to time. Strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the counter-party, an increase in expenses incurred in establishing new strategic alliances, inefficiencies caused by failure to integrate strategic partners' businesses with our own, and unforeseen levels of diversion of our resources and management attention, any of which may materially and adversely affect our business.

        From time to time, we have selectively acquired or invested in businesses that complement or compete with our existing business, and will continue to do so in the future. We cannot assure you that we will be able to achieve the benefits we expected from such acquisitions or investments. Moreover, our strategy of acquiring or investing in a competing business could be adversely affected by uncertainties in the implementation and enforcement of the PRC Anti-Monopoly Law. Under the PRC Anti-Monopoly Law, companies undertaking acquisitions or investments in a business in China must notify MOFCOM in advance of any transaction where the parties' revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. There are numerous factors MOFCOM considers in determining "control" or "decisive influence," and, depending on certain criteria, MOFCOM may choose to conduct a substantive anti-monopoly review of the transaction. In light of the uncertainties relating to the interpretation, implementation and enforcement of the PRC Anti-Monopoly Law, there is no assurance that our past and future acquisitions or investments would not require a filing for merger review under the PRC Anti-Monopoly Law. However, there have been limited cases of MOFCOM anti-monopoly review of filings involving companies with a variable interest entity structure similar to ours. If we are found to have violated the PRC Anti-Monopoly Law by not filing a notification of concentration and request for review, we could be subject to a maximum fine of RMB500,000, and the parts of the transaction causing the prohibited concentration could be ordered to be unwound. Such unwinding could affect our business and financial results, and harm our reputation.

        As a result of any of the above factors, any actual or perceived failure to realize the benefits we expected from these acquisitions or investments may cause the trading price of our ADSs to decline.

         Our business could suffer if we do not successfully manage current growth and potential future growth.

        Our business has grown significantly as a result of both organic growth of existing operations and mergers and acquisitions, and we expect to continue to experience such growth in the future. We have significantly expanded our operations and anticipate further expansion of our operations and workforce, as a result of the continued growth of our service offerings, customer base and geographic coverage. For example, we have invested in, and plan to continue to invest in, organic growth by rolling out new business initiatives focusing in a diverse range of areas including cruise lines, car services, bus tickets and train tickets, and if such new business initiatives fail to perform as expected, our financial condition and results of operations could be adversely impacted. Our growth to date has placed, and our anticipated future operations will continue to place, a significant strain on our management, systems and resources. In addition to training and managing our workforce, we will need to continue to improve and develop our financial and managerial controls and our reporting systems and procedures. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, and any failure to do so may limit our future growth and hamper our business strategy.

         When our financials are consolidated with the financials of Qunar, our results of operations may be negatively impacted.

        We currently hold approximately 45% of Qunar's aggregate voting interest. In connection with our acquisition of shares in Qunar in October 2015, we agreed to issue approximately 5 million ordinary shares to certain special purpose vehicles holding these shares solely for the benefit of Qunar employees. The issuance of such Ctrip shares to Qunar employees shall be conditional upon the surrender by such employees of any Qunar securities held by or granted to them. Future receipt by Qunar employees of Ctrip shares will be upon satisfaction of legal and contractual conditions. As a result of this transaction, we will account for the transactions as a business combination under U.S. GAAP and consequently combine our results of operations with the results of operations of Qunar. We consider this business combination treatment as both significant and probable. Qunar has historically incurred net losses. Our results of operations may be materially and adversely impacted if we treat our acquisition of Qunar's shares as a business combination and consolidate Qunar's financials while Qunar is still incurring net losses. The pro forma financial statements giving effect to this investment are incorporated by reference in this prospectus supplement.

         Our recent transactions including share exchange with Baidu, issuance of shares for the benefit of Qunar employees and proposed injection of shares and cash to selected third party investment entities will result in substantial dilution to our shareholders and will also reduce our existing cash balance.

        In the long term interest of our company, we may make capital contributions in the form of our ordinary shares and/or cash into selected third party investment entities dedicated to invest in businesses in China. These capital contributions in the form of our ordinary shares may result in our issuance of a substantial number of our ordinary shares in the aggregate, which together with the recent share exchange with Baidu and issuance of shares for the benefit of Qunar employees, will cause substantial dilution to our existing shareholders. In addition, future sale of our shares by Baidu and/or our other significant shareholders, individually or in the aggregate, may cause our share price to decline. Furthermore, with respect to our cash investments in selected investment entities may materially reduce our existing cash balance and adversely affect our working capital. If we decide to raise additional capital through the sale of equity or equity linked securities, our existing shareholders will be further diluted. If we obtain debt financings, we may be subject to restrictive covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. See "Recent Developments—Share Exchange Transaction with Baidu" and "Recent Development—Share Exchange Transaction with Baidu" and "Recent Development—Share Issuance for the Benefit of Qunar Employees."

         Our business is sensitive to global economic conditions. A severe or prolonged downturn in the global or Chinese economy may have a material and adverse effect on our business, and may materially and adversely affect our growth and profitability.

        The global macroeconomic environment is facing challenges, including the escalation of the European sovereign debt crisis since 2011, the end of quantitative easing by the U.S. Federal Reserve and the economic slowdown in the Eurozone in 2014. There have been concerns over unrest in the Middle East and Africa, which have resulted in volatility in oil and other markets.

        Economic conditions in China are sensitive to global economic conditions. Our business and operations are primarily based in China and the majority of our revenues are derived from our operations in China. Accordingly, our financial results have been, and are expected to continue to be, affected by the economy and travel industry in China. Although the economy in China has grown significantly in the past decades, any severe or prolonged slowdown in the global and/or Chinese economy could reduce expenditures for travel, which in turn may adversely affect our operating results and financial condition. The Chinese economy has slowed down in recent years. According to the National Bureau of Statistics of China, in the third quarter of 2015, China's gross domestic product rose 6.9% and it is unclear how the economy will fare in 2015 and beyond. Since we derive the majority of our revenues from accommodation reservation, transportation ticketing and packaged-tour services in China, any severe or prolonged slowdown in the global and/or Chinese economy or the recurrence of any financial disruptions may materially and adversely affect our business, operating results and financial condition in a number of ways. For example, the weakness in the economy could erode consumer confidence which, in turn, could result in changes to consumer spending patterns relating to travel products and services. If consumer demand for travel products and services we offer decreases, our revenues may decline. Furthermore, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

         General declines or disruptions in the travel industry may materially and adversely affect our business and results of operations.

        Our business is significantly affected by the trends that occur in the travel industry in China, including the hotel, transportation ticketing and packaged-tour sectors. As the travel industry is highly sensitive to business and personal discretionary spending levels, it tends to decline during general economic downturns. The recent worldwide recession has led to a weakening in the demand for travel services. Other trends or events that tend to reduce travel and are likely to reduce our revenues include:

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  terrorist attacks or threats of terrorist attacks or wars, particularly given the recent attacks in Paris and the worsening situation in Syria;

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  an outbreak of H1N1 influenza, Ebola virus, avian flu, Middle East respiratory syndrome, or MERS, severe acute respiratory syndrome, or SARS, or any other serious contagious diseases;

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  increased prices in the hotel, transportation ticketing, or other travel-related sectors;

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  increased occurrence of travel-related accidents;

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  political unrest;

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  natural disasters or poor weather conditions; and

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  any travel restrictions or other security procedures implemented in connection with any major events in China.

        We could be severely and adversely affected by declines or disruptions in the travel industry and, in many cases, have little or no control over the occurrence of such events. Such events could result in a decrease in demand for our travel services. This decrease in demand, depending on the scope and duration, could significantly and adversely affect our business and financial performance over the short and long term.

         The trading price of the ADSs has been volatile historically and may continue to be volatile regardless of our operating performance.

        The trading price of the ADSs has been and may continue to be subject to wide fluctuations. In 2014, the trading prices of the ADSs on the NASDAQ Global Select Market ranged from US$35.96 to

US$69.74 per ADS, and the closing price on December 8, 2015 was US$52.98 per ADS. The price of the ADSs may fluctuate in response to a number of events and factors, including the following:

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  actual or anticipated fluctuations in our quarterly operating results;

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  changes in financial estimates by securities analysts;

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  conditions in the Internet or travel industries;

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  changes in the economic performance or market valuations of other Internet or travel companies or other companies that primarily operate in China;

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  changes in major business terms between our travel suppliers and us;

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  announcements by us or our competitors of new products or services, significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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  additions or departures of key personnel; and

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  market and volume fluctuations in the stock market in general.

        In addition, the stock market in general, and the market prices for Internet-related companies and companies with operations in China in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. The securities of some China-based companies that have listed their securities in the United States have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of the securities of these China-based companies after their offerings and the recent surge in the number of China-based, U.S.-listed companies that commenced going private proceedings may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of the ADSs, regardless of our actual operating performance. Furthermore, some negative news and perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure including the use of variable interest entities or other matters of other China-based companies have negatively affected the attitudes of investors towards China-based companies, including us, in general in the past, regardless of whether we have engaged in any inappropriate activities, and any news or perceptions with a similar nature may continue to negatively affect us in the future. In addition, the global financial crisis and the ensuing economic recessions in many countries have contributed and may continue to contribute to extreme volatility in the global stock markets, such as the large decline in share prices in the United States, China and other jurisdictions in recent years. These broad market and industry fluctuations may continue to adversely affect the price of the ADSs, regardless of our operating performance. Additionally, volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees, all of whom have been granted share-based awards.

         If we are unable to maintain existing relationships with travel suppliers and strategic alliances, or establish new arrangements with travel suppliers and strategic alliances at or on favorable terms or at terms similar to those we currently have, our business and profit margins may suffer.

        If we are unable to maintain satisfactory relationships with our existing hotel suppliers, or if our hotel suppliers establish similar or more favorable relationships with our competitors, or if our hotel suppliers increase their competition with us through their direct sales, our operating results and our business would be harmed, because we would not have the necessary supply of hotel rooms or hotel rooms at satisfactory rates to meet the needs of our customers, or because of reduced demand for our services. Our business depends significantly upon our ability to contract with hotels in advance for the guaranteed availability of certain hotel rooms. We rely on hotel suppliers to provide us with rooms at discounted prices. However, our contracts with our hotel suppliers are not exclusive and most of the contracts must be renewed semi-annually or annually. We cannot assure you that our hotel suppliers will renew our contracts in the future on favorable terms or terms similar to those we currently have agreed. The hotel suppliers may reduce the commission rates on bookings made through us. Furthermore, in order to maintain and grow our business and to effectively compete with many of our competitors in all potential markets, we will need to establish new arrangements with hotels and accommodations of all ratings and categories in our existing markets and in new markets. We cannot assure you that we will be able to identify appropriate hotels or enter into arrangements with those hotels on favorable terms, if at all. This failure could harm the growth of our business and adversely affect our operating results and financial condition, which consequently will impact the price of our ADSs.

        We derive revenues and other significant benefits from our arrangements with major domestic airlines in China and international airlines. Our airline ticket suppliers allow us to book and sell tickets on their behalf and collect commissions on tickets booked and sold through us. Although we currently have supply relationships with these airlines, they also compete with us for ticket bookings and have entered into similar arrangements with many of our competitors and may continue to do so in the future. Such arrangements may be on better terms than we have. In the past, airlines have from time to time reduced the commission rates on tickets booked and sold through us, which negatively affected our revenues from transportation ticketing in the relevant periods. We cannot assure you that any of these airlines will continue to have supplier relationships with us or pay us commissions at the same or similar rates as what they paid us in the past. The loss of these supplier relationships or adverse changes in major business terms with our travel suppliers would materially impair our operating results and financial condition as we would lose an increasingly significant source of our revenues.

        Part of the revenues that we derive from our hotel suppliers, airline ticket suppliers and other travel service providers are obtained through our strategic alliances with various third parties. We cannot assure you, however, that we will be able to successfully establish and maintain strategic alliances with third parties which are effective and beneficial for our business. Our inability to do so could have a material adverse effect on our market penetration, revenue growth and profitability.

         If we fail to further increase our brand recognition, we may face difficulty in maintaining existing and acquiring new customers and business partners and our business may be harmed.

        We believe that maintaining and enhancing the Ctrip brand depends in part on our ability to grow our customer base and obtain new business partners. Some of our potential competitors already have well-established brands in the travel industry. The successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, maintain relationships with our business partners, provide high-quality customer service, properly address customer needs and handle customer complaints and organize effective marketing and advertising programs. If our customer base significantly declines or grows more slowly than our key competitors, the quality of our customer services substantially deteriorates, or our business partners cease to do business with us, we may not be able to cost-effectively maintain and promote our brand, and our business may be harmed.

         Our quarterly results are likely to fluctuate because of seasonality in the travel industry in Greater China.

        Our business experiences fluctuations, reflecting seasonal variations in demand for travel services. For example, the first quarter of each year generally contributes the lowest portion of our annual net revenues primarily due to a slowdown in business activity around and during the Chinese New Year holiday, which occurs during the period. Consequently, our results of operations may fluctuate from quarter to quarter.

         Any failure to maintain the satisfactory performance of our mobile platform, websites and systems, particularly those leading to disruptions in our services, could materially and adversely affect our business and reputation, and our business may be harmed if our infrastructure or technology is damaged or otherwise fails or becomes obsolete.

        The satisfactory performance, reliability and availability of our infrastructure, including our mobile platform, websites and systems, are critical to the success of our business. Any system interruptions that result in the unavailability or slowdown of our mobile platform, websites or other systems and the disruption in our services could reduce the volume of our business and make us less attractive to customers. Substantially all of our computer and communications systems are located at two customer service centers, one in Shanghai and the other one in Nantong, China. Our technology platform and computer and communication systems are vulnerable to damage or interruption from human error, computer viruses, fire, flood, power loss, telecommunications failure, physical or electronic break-ins, hacking or other attempts at system sabotage, vandalism, natural disasters and other similar events. For example, in May 2015, we experienced a network shut-down for a few hours, leading to temporary disruptions in the operations of our mobile platform and websites and interrupted customer services; later internal investigations revealed the cause to be employee human error. No data leakage occurred as part of the May 2015 incident, and we have since implemented extensive measures to ensure prompt responses to similar future incidents of network shutdown/service disruption and to continue to update our security mechanisms to protect our systems from any human error, third-party intrusions, viruses or hacker attacks, information or data theft or other similar activities; however, we cannot assure you that unexpected interruptions to our systems will not occur again in the future. We do not carry business interruption insurance to compensate us for losses that may occur as a result of such disruptions. In addition, any such future occurrences could reduce customer satisfaction levels, damage our reputation and materially and adversely affect our business.

        We use an internally developed booking software system that supports nearly all aspects of our booking transactions. Our business may be harmed if we are unable to upgrade our systems and infrastructure quickly enough to accommodate future traffic levels, avoid obsolescence or successfully integrate any newly developed or purchased technology with our existing system. Capacity constraints could cause unanticipated system disruptions, slower response times, poor customer service, impaired quality and speed of reservations and confirmations and delays in reporting accurate financial and operating information. These factors could cause us to lose customers and suppliers, which would have a material adverse effect on our results of operations and financial condition.

        In addition, our future success will depend on our ability to adapt our products and services to the changes in technologies and Internet user behavior. For example, the number of people accessing the internet through mobile devices, including smart devices, mobile phones, tablets and other hand-held devices, has increased in recent years, and we expect this trend to continue while 3G, 4G and more advanced mobile communications technologies are broadly implemented. As we make our services available across a variety of mobile operating systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android, iOS and Windows. Any changes in such mobile operating systems or devices that degrade the functionality of our services or give preferential treatment to competitive services could adversely affect usage of our services. Further, if the number of platforms for which we develop our services increases, which is typically seen in a dynamic and fragmented mobile services market such as China, it will result in an increase in our costs and expenses. In order to deliver high quality services, it is important that our services work well across a range of mobile operating systems, networks, mobile devices and standards that we do not control. If we fail to develop products and technologies that are compatible with all mobile devices and operating systems, or if the products and services we develop are not widely accepted and used by users of various mobile devices and operating systems, we may not be able to penetrate the mobile Internet market. In addition, the widespread adoption of new internet technologies or other technological changes could require significant expenditures to modify or integrate our products or services. If we fail to keep up with these changes to remain competitive, our future success may be adversely affected.

         If we do not compete successfully against new and existing competitors, we may lose our market share, and our business may be materially and adversely affected.

        We compete primarily with other consolidators of hotel accommodations and transportation reservation services based in China, such as Qunar and eLong. We also compete with traditional travel agencies and new Internet travel search websites. In the future, we may also face competition from new players in the hotel consolidation market in China and abroad that may enter China.

        We may face more competition from hotels and airlines as they enter the discount rate market directly or through alliances with other travel consolidators. In addition, international travelers have become an increasingly important customer base. Competitors that have formed stronger strategic alliances with overseas travel consolidators may have more effective channels to address the needs of customers in China to travel overseas. Furthermore, we do not have exclusive arrangements with our travel suppliers. The combination of these factors means that potential entrants to our industry face relatively low entry barriers.

        In the past, certain competitors launched aggressive advertising campaigns, special promotions and engaged in other marketing activities to promote their brands, acquire new customers or to increase their market shares. In response to such competitive pressure, we started to take and may continue to take similar measures and as a result will incur significant expenses, which in turn could negatively affect our operating margins in the quarters or years when such promotional activities are carried out. For example, we launched a promotion program in recent years to offer certain selected transportation tickets, hotel rooms and package tours as well as grant of e-coupons to our customers in response to promotion campaigns that our competitors have launched. Primarily as a result of the enhanced marketing efforts and additional investment in product developments in response to the intensified market competition, our operational margin was negatively affected. In addition, some of our existing and potential competitors may have competitive advantages, such as significantly larger active user base on mobile or other online platforms, greater financial, marketing and strategic relationships and alliances or other resources or name recognition, and may be able to imitate and adopt our business model. We cannot assure you that we will be able to successfully compete against new or existing competitors. In the event we are not able to compete successfully, our business, results of operations and profit margins may be materially and adversely affected.

         We could be liable for breaches of Internet security or fraudulent transactions by users of our mobile platform and our websites.

        The Internet industry is facing significant challenges regarding information security and privacy, including the storage, transmission and sharing of confidential information. In recent years, PRC government authorities have enacted legislation on Internet use to protect personal information from any unauthorized disclosure. We conduct a significant portion of our transactions through the Internet, including our mobile platform and websites. In such transactions, secured transmission of confidential information (such as customers' itineraries, hotel and other reservation information, credit card information, personal information and billing addresses) over public networks and ensuring the confidentiality, integrity, availability and authenticity of the information of our users, customers, hotel suppliers and airline partners are essential to maintaining their confidence in our online products and services. Our current security measures may not be adequate and may contain deficiencies that we fail to identify, and advances in technology, increased levels of expertise of hackers, new discoveries in the field of cryptography or others could increase our vulnerability. For example, a third-party website with focus on Internet security information exchange released news in March 2014 that as a result of a temporary testing function performed by us, certain data files containing customers' credit card information had been stored on local servers maintained by us, which may lead to potential exposure of these customers' information to hackers. We removed the cause of the potential security concern within two hours of the release of the news report and then examined all other possible leaks and found that 93 customers' credit card information might have been downloaded by the above-mentioned website for the purpose of confirming potential risks. Although to our knowledge, no customer has suffered financial loss or other damage due to the incident as of the date of this report, our business, results of operations, user experience and reputation may be materially and adversely affected if similar incidents related to Internet security recur in the future. In August 2011, China's Supreme People's Court and Supreme People's Procuratorate issued judicial interpretations regarding hacking and other Internet crimes. However, its effect on curbing hacking and other illegal online activities still remains to be seen.

        Significant capital, managerial and human resources are required to enhance information security and to address any issues caused by security failures. If we are unable to protect our systems and the information stored in our systems from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches may cause loss, expose us to litigation and possible liability to the owners of confidential information, disrupt our operations and may harm our reputation and ability to attract customers.

         Our business depends substantially on the continuing efforts of our key executives, and our business may be severely disrupted if we lose their services.

        Our future success depends heavily upon the continued services of our key executives. We rely on their expertise in business operations, finance and travel services and on their relationships with our suppliers, shareholders, and business partners. We do not maintain key-man life insurance for any of our key executives. If one or more of our key executives are unable or unwilling to continue in their present positions, we may not be able to easily replace them. In that case, our business may be severely disrupted, we may incur additional expenses to recruit and train personnel and our financial condition and results of operations may be materially and adversely affected.

        In addition, if any of these key executives joins a competitor or forms a competing company, we may lose customers and suppliers. Each of our executive officers has entered into an employment agreement with us that contains confidentiality and non-competition provisions. If any disputes arise between our executive officers and us, we cannot assure you of the extent to which any of these agreements would be enforced in China, where most of these executive officers reside and hold most of their assets, in light of the uncertainties with China's legal system. See "—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us."

         If we are unable to attract, train and retain key individuals and highly skilled employees, our business may be adversely affected.

        If our business continues to expand, we will need to hire additional employees, including travel supplier management personnel to maintain and expand our travel supplier network, information technology and engineering personnel to maintain and expand our mobile platform, websites and customer service centers and systems, and customer service representatives to serve an increasing number of customers. If we are unable to identify, attract, hire, train and retain sufficient employees in these areas, users of our mobile platform, websites and customer service centers may not have satisfactory experiences and may turn to our competitors, which may adversely affect our business and results of operations.

         The PRC government regulates the air-ticketing, travel agency and Internet industries. If we fail to obtain or maintain all pertinent permits and approvals or if the PRC government imposes more restrictions on these industries, our business may be adversely affected.

        The PRC government regulates the air-ticketing, travel agency and Internet industries. We are required to obtain applicable permits or approvals from different regulatory authorities to conduct our business, including separate licenses for value-added telecommunications, air-ticketing and travel agency activities. If we fail to obtain or maintain any of the required permits or approvals in the future, we may be subject to various penalties, such as fines or suspension of operations in these regulated businesses, which could severely disrupt our business operations. As a result, our financial condition and results of operations may be adversely affected.

        In particular, the Civil Aviation Administration of China, or CAAC, together with National Development and Reform Commission, or NDRC, regulates pricing of air tickets. CAAC also supervises commissions payable to air-ticketing agencies together with China National Aviation Transportation Association, or CNATA. If restrictive policies are adopted by CAAC, NDRC, or CNATA, or any of their regional branches, our air-ticketing revenues may be adversely affected.

         We may not be able to prevent others from using our intellectual property, which may harm our business and expose us to litigation.

        We regard our domain names, trade names, trademarks and similar intellectual property as critical to our success. We try to protect our intellectual property rights by relying on trademark protection and confidentiality laws and contracts. Trademark and confidentiality protection in China may not be as effective as that in the United States. Policing unauthorized use of proprietary technology is difficult and expensive.

        The steps we have taken may be inadequate to prevent the misappropriation of our proprietary technology. Any misappropriation could have a negative effect on our business and operating results. Furthermore, we may need to go to court to enforce our intellectual property rights. Litigation relating to our intellectual property might result in substantial costs and diversion of resources and management attention. See "—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us."

         We rely on services from third parties to carry out our business and to deliver our products to customers, and if there is any interruption or deterioration in the quality of these services, our customers may not continue using our services.

        We rely on third-party computer systems to host our websites, as well as third-party licenses for some of the software underlying our technology platform. In addition, we rely on third-party transportation ticketing agencies to issue transportation tickets and travel insurance products, confirmations and deliveries in some cities in Greater China. We also rely on third party local operators to deliver on-site services to our packaged-tour customers. Any interruption in our ability to obtain the products or services of these or other third parties or deterioration in their performance, such as server errors or interruptions, could impair the timing and quality of our own service. If our service providers fail to provide high quality services in a timely manner to our customers or violate any applicable rules and regulations, our services will not meet the expectations of our customers and our reputation and brand will be damaged. Furthermore, if our arrangement with any of these third parties is terminated, we may not find an alternative source of support on a timely basis or on favorable terms to us.

         If our hotel suppliers or customers provide us with untrue information regarding our customers' stay, we may not be able to recognize and collect revenues to which we are entitled.

        A substantial portion of our revenues are represented by commissions paid by hotels for room nights booked through us. Generally, we do not receive payment from our customers on behalf of our hotel suppliers, as our customers pay hotels directly. To confirm whether a customer adheres to the booked itinerary, we routinely make inquiries with the hotel and, occasionally, with the customer. We rely on the hotel and the customer to provide us truthful information regarding the customer's check-in and check-out dates, which forms the basis for calculating the commission we are entitled to receive from the hotel. If our hotel suppliers or customers provide us with untrue information with respect to our customers' length of stay at the hotels, we would not be able to collect revenues to which we are entitled. In addition, using such untrue information may lead to inaccurate business projections and plans, which may adversely affect our business planning and strategy.

         We may suffer losses if we are unable to predict the amount of inventory we will need to purchase during the peak holiday seasons.

        During the peak holiday seasons in China, we establish limited merchant business relationships with selected travel service suppliers, particularly for our packaged-tour products, in order to secure adequate supplies for our customers. In the merchant business relationship, we buy hotel rooms and/or transportation tickets before selling them to our customers and thereby incur inventory risk. If we are unable to correctly predict demand for hotel rooms and transportation tickets that we are committed to purchase, we would be responsible for covering the cost of the hotel rooms and transportation tickets we are unable to sell, and our financial condition and results of operations would be adversely affected.

         The recurrence of SARS or other similar outbreaks of contagious diseases as well as natural disasters may materially and adversely affect our business and operating results.

        In early 2003, several regions in Asia, including Hong Kong and China, were affected by the outbreak of SARS. The travel industry in China, Hong Kong and some other parts of Asia suffered tremendously as a result of the outbreak of SARS. Furthermore, in early 2008, severe snowstorms hit many areas of China and particularly affected southern China. The travel industry was severely and adversely affected during and after the snowstorms. Additionally, in May 2008, a major earthquake struck China's populous Sichuan Province, causing great loss of life, numerous injuries, property loss and disruption to the local economy. The earthquake had an immediate impact on our business as a result of the sharp decrease in travel in the relevant earthquake-affected areas in Sichuan Province. In 2009, an outbreak of H1N1 influenza (swine flu) occurred in Mexico and the United States and human cases of the swine flu were discovered in China and Hong Kong. In March 2011, a powerful earthquake hit Japan, and the subsequent tsunami and nuclear accidents had far-reaching impact on the surrounding economies. Starting from March 2013, H7N9 bird flu, a new strain of animal influenza, has been spreading in China and has infected more than a hundred people. In October 2013, large scale political protests began in Thailand that lasted several months and caused disruption to tourism and travel. In November 2013, one of the largest typhoons ever recorded hit the Philippines, causing widespread devastation. In March 2014, the World Health Organization, or the WHO, reported a major Ebola outbreak in Guinea, a western African nation. The disease then rapidly spread to the neighboring countries of Liberia and Sierra Leone. As of February 3, 2015, 22,560 suspected cases and 9,019 deaths had been reported; however, the WHO has said that these numbers may be underestimated. In June 2015, an outbreak of Middle East respiratory syndrome, or MERS, affected South Korea, one of our popular overseas travel destinations.

        Any future outbreak of contagious diseases, extreme unexpected bad weather or natural disasters would adversely affect our business and operating results. Ongoing concerns regarding contagious disease or natural disasters, particularly its effect on travel, could negatively impact our customers'

desire to travel. If there is a recurrence of an outbreak of certain contagious diseases or natural disasters, travel to and from affected regions could be curtailed. Government advice regarding, or restrictions on, travel to and from these and other regions on account of an outbreak of any contagious disease or occurrence of natural disasters may have a material adverse effect on our business and operating results.

         If tax benefits available to our subsidiaries in China are reduced or repealed, our results of operations could suffer.

        Under the PRC Enterprise Income Tax Law and the relevant implementation rules, or the EIT Law, effective on January 1, 2008, foreign invested enterprises, or FIEs, and domestic enterprises are subject to EIT at a uniform rate of 25%. Certain enterprises will benefit from a preferential tax rate of 15% under the EIT Law if they qualify as "high and new technology enterprises," subject to certain general restrictions described in the EIT Law and the related regulations.

        In December 2008, our PRC subsidiaries, Ctrip Computer Technology, Ctrip Travel Information, Ctrip Travel Network and Software Hotel Information were each designated by relevant local authorities as a "high and new technology enterprise" under the EIT Law with an effective period of three years. Therefore, these entities were entitled to enjoy a preferential tax rate of 15%, as long as they maintained their qualifications for "high and new technology enterprises" that are subject to renewals every three years with the current effective period expiring by the end of 2017. We cannot assure you that our subsidiaries will continue to qualify as high and new technology enterprises when they are subject to reevaluation in the future. In 2002, the PRC State Administration of Taxation, or the SAT, started to implement preferential tax policy in China's western region, and companies located in applicable jurisdictions covered by the Catalogue of Encouraged Industries in the Western Region (initially effective through the end of 2010 and further extended to 2020) are eligible to apply for a preferential income tax rate of 15% if their businesses fall within the "encouraged" category of the policy. Benefiting from this policy, Chengdu Ctrip and Chengdu Ctrip International obtained approval from local tax authorities to apply the 15% tax rate for their annual tax filing subject to periodic renewals over the years since 2012. The two entities re-applied for this qualification after the effective period expired in 2014 and their applications were approved by the relevant government authority. In 2013, Chengdu Information Technology Co., Ltd., or Chengdu Information, obtained approval from local tax authorities to apply the 15% tax rate for its 2012 tax filing and for the years from 2013 to 2016. In the event that the preferential tax treatment for these entities is discontinued, these entities will become subject to the standard tax rate at 25%, which would materially increase our tax obligations.

         We have sustained losses in the past and may experience earnings declines or net losses in the future.

        We sustained net losses in certain past periods, and we cannot assure you that we can sustain profitability or avoid net losses in the future. We expect that our operating expenses will increase and the degree of increase in these expenses is largely based on anticipated growth, revenue trends and competitive pressure. As a result, any decrease or delay in generating additional sales volume and revenues and increase in our operating expenses may result in substantial operating losses.

         We may be subject to legal or administrative proceedings regarding information provided on our online portals or other aspects of our business operations, which may be time-consuming to defend.

        Our online portals contain information about hotels, transportation, popular vacation destinations and other travel-related topics. It is possible that if any information accessible on our online portals contains errors or false or misleading information, third parties could take action against us for losses incurred in connection with the use of such information. From time to time, we have become and may in the future become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to labor and employment claims, breach of contract claims, anti-competition claims and other matters. Although such proceedings are inherently uncertain and their results cannot be predicted with certainty, we believe that the resolution of our current pending matters will not have a material adverse effect on our business, consolidated financial position, results of operations or cash flow. Regardless of the outcome and merit of such proceedings, however, any legal action can have an adverse impact on us because of defense costs, negative publicity, diversion of management's attention and other factors. In addition, it is possible that an unfavorable resolution of one or more legal or administrative proceedings, whether in the PRC or in another jurisdiction, could materially and adversely affect our financial position, results of operations or cash flows in a particular period or damage our reputation.

         We may be the subject of detrimental conduct by third parties including complaints to regulatory agencies, negative blog postings, and the public dissemination of malicious assessments of our business, which could have a negative impact on our reputation and cause us to lose market share, travel suppliers and customers and revenues, and adversely affect the price of our ADSs.

        We may be the target of anti-competitive, harassing, or other detrimental conduct by third parties. Such conduct may include complaints, anonymous or otherwise, to regulatory agencies regarding our operations, accounting, revenues, business relationships, business prospects and business ethics. Additionally, allegations, directly or indirectly against us, may be posted in Internet chat-rooms or on blogs or any websites by anyone, whether or not related to us, on an anonymous basis. We may be subject to government or regulatory investigation as a result of such third-party conduct and may be required to expend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Our reputation may also be negatively affected as a result of the public dissemination of anonymous allegations or malicious statements about our business, which in turn may cause us to lose market share, travel suppliers and customers and revenues and adversely affect the price of our ADSs.

         We have limited business insurance coverage in Greater China.

        Insurance companies in Greater China offer limited business insurance products and generally do not, to our knowledge, offer business liability insurance. Business disruption insurance is available to a limited extent in Greater China, but we have determined that the risks of disruption, the cost of such insurance and the difficulties associated with acquiring such insurance make it impractical for us to have such insurance. We do not maintain insurance coverage for any kinds of business liabilities or disruptions and would have to bear the costs and expenses associated with any such events out of our own resources.

         We hire celebrities to be our brand ambassadors to market our brands and products and this marketing initiative may not be effective.

        From time to time, we hire celebrities to be our brand ambassadors to market our "Ctrip" brand or our products and services that are important to our business. However, we cannot give assurance that the endorsement from our brand ambassadors or related advertisements will remain effective, that the brand ambassador will remain popular or his or her images will remain positive and compatible with the messages that our brand and products aim to convey. Furthermore, we cannot ensure that we can successfully find suitable celebrities to replace any of our existing brand ambassador if any of his popularities declines or if the existing brand ambassador is no longer able or suitable to continue the engagement, and termination of such engagements may have a significant impact on our brand images and the promotion or sales of our products. If any of these situations occurs, our business, financial condition and results of operations could be materially and adversely affected.

         We may face greater risks of doubtful accounts as our corporate travel business increases in scale.

        Since we began providing travel booking services to corporate customers who generally request credit terms, our accounts receivable have increased. We cannot assure you that we will be able to collect payment fully and in a timely manner on our outstanding accounts receivable from our corporate travel service customers. As a result, we may face a greater risk of non-payment of our accounts receivable and, as our corporate travel business grows in scale, we may need to make increased provisions for doubtful accounts. Our operating results and financial condition may be materially and adversely affected if we are unable to successfully manage our accounts receivable.

         As we have commenced accounting for employee share options using the fair value method beginning in 2006, such accounting treatment could continue to significantly reduce our net income.

        Since 2006, we have accounted for share-based compensation in accordance with ASC 718"Compensation—Stock Compensation," or ASC 718, which requires a public company to recognize, as an expense, the fair value of share options and other share-based compensation to employees based on the requisite service period of the share-based awards. We have granted share-based compensation awards, including share options and restricted share units, to employees, officers and directors to incentivize performance and align their interests with ours. We have adopted four share incentive plans, namely, the 2007 Share Incentive Plan, or the 2007 Plan, the 2005 Employee's Stock Option Plan, or the 2005 Plan, the 2003 Employee's Option Plan, or the 2003 Plan, and the 2000 Employee's Stock Option Plan, or the 2000 Plan. As a result of these grants and potential future grants under these plans, we had incurred in the past and expect to continue to incur in future periods significant share-based compensation expenses. The amount of these expenses is based on the fair value of the share-based awards.

        Our board of directors has the discretion to change terms of any previously issued share options and any such change may significantly increase the amount of our share-based compensation expenses for the period that the change takes effect as well as those for any future periods. In February 2009, our board of directors approved to reduce the exercise price of all outstanding unvested options that were granted by us in 2007 and 2008 under our 2007 Plan to the then fair market value of our ordinary shares underlying such options and, in December 2009, our board of directors approved to extend the expiration dates of all stock options granted in 2005 and 2006 to eight years after the respective original grant dates of these options. As a result of such changes, our share-based compensation expense of 2009 reduced our diluted earnings per ADS by US$0.14. In February 2010, our compensation committee approved to extend the expiration dates of all stock options granted in and after 2007 to eight years after the respective original grant dates of these options. As a result of such changes and extensions, our share-based compensation expense of 2010 reduced our diluted earnings per ADS by US$0.06. In addition, with such changes and extensions, the application of ASC 718 will continue to have a significant impact on our net income. In addition, future changes to various assumptions used to determine the fair value of awards issued or the amount and type of equity awards granted may also create uncertainty as to the amount of future share-based compensation expense.

         Failure to maintain effective internal control over financial reporting could result in errors in our published financial statements, which in turn could have a material adverse effect on the trading price of our ADSs.

        We are subject to the reporting obligations under the U.S. securities laws. The U.S. Securities and Exchange Commission, or the SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring public companies to include a report of management on the effectiveness of such companies' internal control over financial reporting in its annual report. In addition, an independent registered public accounting firm for a public company must issue an attestation report on the effectiveness of the company's internal control over financial reporting. Our management conducted an evaluation of the effectiveness of our internal control over financial reporting and concluded that our internal control over financial reporting was effective as of December 31, 2014. In addition, our independent registered public accounting firm attested the effectiveness of our internal control and reported that our internal control over financial reporting was effective as of December 31, 2014. If we fail to maintain the effectiveness of our internal control over financial reporting, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal control over financial reporting is necessary for us to produce reliable financial reports. As a result, any failure to maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could negatively impact the trading price of our ADSs. Furthermore, we may need to incur additional costs and use additional management and other resources in an effort to comply with Section 404 of the Sarbanes-Oxley Act and other requirements going forward.

         We may need additional capital and we may not be able to obtain it.

        We believe that our current cash and cash equivalents, short-term investments, cash flow from operations and proceeds from our financing activities will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. In particular, the recent financial turmoil affecting the financial markets and banking system may significantly restrict our ability to obtain financing in the capital markets or from financial institutions on commercially reasonable terms, or at all.

Risks Related to Our Corporate Structure

         PRC laws and regulations restrict foreign investment in the air-ticketing, travel agency and value-added telecommunications businesses, and substantial uncertainties exist with respect to the application and implementation of PRC laws and regulations.

        We are a Cayman Islands incorporated company and a foreign person under PRC law. Due to foreign ownership restrictions in the air-ticketing, travel agency and value-added telecommunications industries, we conduct part of our business through contractual arrangements with our affiliated Chinese entities. These entities hold the licenses and approvals that are essential for our business operations.

        In the opinion of our PRC counsel, Commerce & Finance Law Offices, our current ownership structure, the ownership structure of our subsidiaries and our affiliated Chinese entities, the contractual arrangements among us, our subsidiaries, our affiliated Chinese entities and their shareholders, as described in this prospectus supplement, are in compliance with existing PRC laws, rules and regulations. There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, we cannot assure you that PRC government authorities will not ultimately take a view contrary to the opinion of our PRC legal counsel due to the lack of official interpretation and clear guidance.

        If we and our affiliated Chinese entities are found to be in violation of any existing or future PRC laws or regulations, the relevant governmental authorities would have broad discretion in dealing with such violation, including, without limitation, levying fines, confiscating our income or the income of our affiliated Chinese entities, revoking our business licenses or the business licenses of our affiliated Chinese entities, requiring us and our affiliated Chinese entities to restructure our ownership structure or operations and requiring us or our affiliated Chinese entities to discontinue any portion or all of our value-added telecommunications, air-ticketing or travel agency businesses. In particular, if the PRC government authorities impose penalties which cause us to lose our rights to direct the activities of and receive economic benefits from our consolidated affiliated Chinese entities, we may lose the ability to consolidate and reflect in our financial statements the operation results of our consolidated affiliated Chinese entities. Any of these actions could cause significant disruption to our business operations, and may materially and adversely affect our business, financial condition and results of operations.

        Under the equity pledge agreements between our subsidiaries and the shareholders of our affiliated Chinese entities, the shareholders of our affiliated Chinese entities pledged their respective equity interests in these entities to our subsidiaries. According to the PRC Property Rights Law, effective as of October 1, 2007, and the Measures for the Registration of Equity Pledge with the Administration for Industry and Commerce, effective as of October 1, 2008, the effectiveness of the pledges will be denied if the pledges are not registered with the Administration for Industry and Commerce. Our affiliated Chinese entities and our subsidiaries have registered all equity pledges. The effectiveness of the pledges will be recognized by PRC courts if disputes arise on certain pledged equity interests and that our subsidiaries' interests as pledgees will prevail over those of third parties.

        Furthermore, we were aware that a China-based company listed in the U.S. announced in 2012 that it was subject to the SEC's investigation which it believed related to the consolidation of its consolidated affiliated Chinese entities. Following the announcement, that issuer's stock price declined significantly. Although we are not aware of any actual or threatened investigation, inquiry or other action by the SEC, NASDAQ or any other regulatory authority with respect to consolidation of our consolidated affiliated Chinese entities, we cannot assure you that we will not be subject to any such investigation or inquiry in the future. In the event we are subject to any regulatory investigation or inquiry relating to our consolidated affiliated Chinese entities, including the consolidation of such entities into our financial statements, or any other matters, we may need to spend significant amount of time and expenses in connection with the investigation or inquiry, our reputation may be harmed regardless of the outcome, and the trading price of our ADS may materially decline or fluctuate.

         If our affiliated Chinese entities violate our contractual arrangements with them, our business could be disrupted, our reputation may be harmed and we may have to resort to litigation to enforce our rights, which may be time-consuming and expensive.

        As the PRC government restricts foreign ownership of value-added telecommunications, air-ticketing and travel agency businesses in China, we depend on our affiliated Chinese entities, in which we have no ownership interest, to conduct part of our non-accommodation reservation business activities through a series of contractual arrangements, which are intended to provide us with effective control over these entities and allow us to obtain economic benefits from them. Although we have been advised by our PRC counsel, Commerce & Finance Law Offices, that the contractual arrangements as described in this prospectus supplement are valid, binding and enforceable under current PRC laws, these arrangements are not as effective in providing control as direct ownership of these businesses. For example, our affiliated Chinese entities could violate our contractual arrangements with them by, among other things, failing to operate our air-ticketing or packaged-tour business in an acceptable manner or pay us for our consulting or other services. In any such event, we would have to rely on the PRC legal system for the enforcement of those agreements, which could have uncertain results. Any legal proceeding could result in the disruption of our business, damage to our reputation, diversion of our resources and incurrence of substantial costs. See "—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us."

         The principal shareholders of our affiliated Chinese entities have potential conflicts of interest with us, which may adversely affect our business.

        Our director, vice chairman of the board and president, Min Fan, our officers, Dongjie Guo, Tao Yang and Maohua Sun were also the principal shareholders of our consolidated affiliated Chinese entities as of the date of this prospectus supplement. Thus, conflicts of interest between their duties to our company and our affiliated Chinese entities may arise. We cannot assure you that when conflicts of interest arise, these persons will act entirely in our interests or that the conflicts of interest will be resolved in our favor. In addition, these persons could violate their non-competition or employment agreements with us or their legal duties by diverting business opportunities from us to others, resulting in our loss of corporate opportunities. In any such event, we would have to rely on the PRC legal system for the enforcement of these agreements, which could have uncertain results. Any legal proceeding could result in the disruption of our business, diversion of our resources and incurrence of substantial costs. See "—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us."

         Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

        The Ministry of Commerce, or MOC, published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The draft Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. The MOC solicited comments on this draft and substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the entire legal framework regulating the foreign investments in China as well as the viability of our current corporate structure, corporate governance and business operations in many aspects.

        Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of "actual control" in determining whether a company is considered a foreign-invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that entities established in China but "controlled" by foreign investors will be treated as FIEs, whereas an entity set up in a foreign jurisdiction would nonetheless be, upon market entry clearance by the MOC, treated as a PRC domestic investor provided that the entity is "controlled" by PRC entities and/or citizens. In this connection, "control" is broadly defined in the draft law to cover any of the following summarized categories: (i) holding 50% of or more of the equity interest, share of interests, voting rights or similar equity interest of the subject entity; (ii) holding less than 50% of the equity interest, share of interests, voting rights or similar equity interest of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to material influence on the board, the shareholders' meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity's operations, financial matters or other key aspects of business operations. Once an entity is determined to be an FIE and its investment amount exceeds certain thresholds or its business operation falls within a "negative list" to be separately issued by the State Counsel Council in the future, market entry clearance by the MOC or its local counterparts would be required. Otherwise, all foreign investors may make investments on the same terms as

Chinese investors without being subject to additional approval from the government authorities as mandated by the existing foreign investment legal regime.

        The "variable interest entity" structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. See "—Risks Related to Our Company—PRC laws and regulations restrict foreign investment in the air-ticketing, travel agency and value-added telecommunications businesses, and substantial uncertainties exist with respect to the application and implementation of PRC laws and regulations" and "Item 7. Major Shareholders and Related Party Transactions—Related Party Transactions—Arrangements with Consolidated Affiliated Chinese Entities" in our 2014 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangements would also be deemed as FIEs, if they are ultimately "controlled" by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is on the "negative list," the existing VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC state owned enterprises or agencies, or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the "negative list" without market entry clearance may be considered as illegal.

        It is likely that we would not be considered as ultimately controlled by PRC nationals, as our shareholder base is relatively diverse and, to our knowledge, ultimate beneficial owners of our shares who are PRC nationals may not, in the aggregate, control more than 50% of our total voting power as of September 30, 2015. The draft Foreign Investment Law has not taken a position on what actions will be taken with respect to the existing companies with a VIE structure, whether or not these companies are controlled by Chinese parties, while it solicited comments from the public on this point by illustrating several possible options. Under these varied options, a company that has a VIE structure and conducts the business on the "negative list" at the time of enactment of the new Foreign Investment Law has either the option or obligation to disclose its corporate structure to the authorities, while the authorities, after reviewing the ultimate share control structure of the company, may either permit the company to continue maintain the VIE structure (if the company is deemed ultimately controlled by PRC nationals), or require the company to dispose of its businesses and/or VIE structure based on circumstantial considerations. Moreover, it is uncertain whether the air-ticketing, travel agency and value-added telecommunications industries, in which our variable interest entities operate, will be subject to the foreign investment restrictions or prohibitions set forth in the "negative list" to be issued. If the enacted version of the Foreign Investment Law and the final "negative list" mandate further actions, such as MOC market entry clearance or certain restructuring of our corporate structure and operations, to be completed by companies with existing VIE structure like us, we face substantial uncertainties as to whether these actions can be timely completed, or at all, and our business and financial condition may be materially and adversely affected.

        The draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that are required at each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

         Our contractual arrangements with our affiliated Chinese entities may result in adverse tax consequences to us.

        As a result of our corporate structure and the contractual arrangements between us and our affiliated Chinese entities, we are effectively subject to the 5% PRC business tax on both revenues generated by our affiliated Chinese entities' operations in China and revenues derived from our contractual arrangements with our affiliated Chinese entities. We may be subject to adverse tax consequences if the PRC tax authorities were to determine that the contracts between us and our affiliated Chinese entities were not made on an arm's-length basis and therefore constitute favorable transfer pricing arrangements. If this occurs, the PRC tax authorities could request that our affiliated Chinese entities adjust their taxable income upward for PRC tax purposes. Such a pricing adjustment could adversely affect us by increasing our affiliated Chinese entities' tax expenses without reducing our tax expenses, which could subject our affiliated Chinese entities to late payment fees and other penalties for underpayment of taxes, and/or result in the loss of the tax benefits available to our subsidiaries in China. The EIT Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its affiliates to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm's-length principles. As a result, our contractual arrangements with our affiliated Chinese entities may result in adverse tax consequences to us.

         Our subsidiaries and affiliated Chinese entities in China are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

        We are a holding company incorporated in the Cayman Islands. We rely on dividends from our subsidiaries in China and consulting and other fees paid to us by our affiliated Chinese entities. Current PRC regulations permit our subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiaries in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the subsidiaries' registered capital. These reserves are not distributable as cash dividends. Furthermore, if our subsidiaries and affiliated Chinese entities in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us, which may restrict our ability to satisfy our liquidity requirements.

        Pursuant to the EIT Law and a circular issued by the PRC Ministry of Finance and the SAT, in February 2008, the dividends declared out of the profits earned after January 1, 2008 by an FIE to its immediate holding company outside China are subject to a 10% withholding tax unless such foreign investor's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement, and certain supplementary requirements and procedures stipulated by SAT for such tax treaty are met and observed. Our subsidiaries in China are considered FIEs and are directly held by our subsidiary in Hong Kong. According to the currently effective tax treaty between China and Hong Kong, dividends payable by an FIE in China to a company in Hong Kong which directly holds at least 25% of the equity interests in the FIE will be subject to a withholding tax of 5%. In February 2009, the SAT issued a new notice, Notice No. 81. According to Notice No. 81, in order to enjoy the preferential treatment on dividend withholding tax rates, an enterprise must be the "beneficial owner" of the relevant dividend income, and no enterprise is entitled to enjoy preferential treatment pursuant to any tax treaties if such enterprise qualifies for such preferential tax rates through any transaction or arrangement, the major purpose of which is to obtain such preferential tax treatment. The tax authority in charge has the right to make adjustments to the applicable tax rates, if it determines that any taxpayer has enjoyed preferential treatment under tax treaties as a result of such transaction or arrangement. In October 2009, the SAT issued another notice on this matter, Notice

No. 601, to provide guidance on the criteria for determining whether an enterprise qualifies as the "beneficial owner" of the PRC sourced income for the purpose of obtaining preferential treatment under tax treaties. Pursuant to Notice No. 601, the PRC tax authorities will review and grant tax preferential treatment on a case-by-case basis and adopt the "substance over form" principle in the review. Notice No. 601 specifies that a beneficial owner should generally carry out substantial business activities and own and have control over the income, the assets or other rights generating the income. Therefore, an agent or a conduit company will not be regarded as a beneficial owner of such income. Since the two notices were issued, it has remained unclear how the PRC tax authorities will implement them in practice and to what extent they will affect the dividend withholding tax rates for dividends distributed by our subsidiaries in China to our Hong Kong subsidiary. If the relevant tax authority determines that our Hong Kong subsidiary is a conduit company and does not qualify as the "beneficial owner" of the dividend income it receives from our PRC subsidiaries, the higher 10% withholding tax rate will apply to such dividends.

        Under the EIT Law, an enterprise established outside of China with its "de facto management body" within China is considered a resident enterprise and will be subject to enterprise income tax at the rate of 25% on its worldwide income. The "de facto management body" is defined as the organizational body that effectively exercises overall management and control over production and business operations, personnel, finance and accounting, and properties of the enterprise. It remains unclear how the PRC tax authorities will interpret such a broad definition. If the PRC tax authorities determine that we should be classified as a resident enterprise for PRC tax purposes, our global income will be subject to income tax at a uniform rate of 25%, which may have a material adverse effect on our financial condition and results of operations. Notwithstanding the foregoing provision, the EIT Law also provides that, if a resident enterprise directly invests in another resident enterprise, the dividends received by the investing resident enterprise from the invested enterprise are exempted from income tax, subject to certain conditions. However, it remains unclear how the PRC tax authorities will interpret the PRC tax resident treatment of an offshore company, like us, having indirect ownership interests in PRC enterprises through intermediary holding vehicles.

        Moreover, under the EIT Law, foreign ADS holders that are not PRC resident enterprises may be subject to a 10% withholding tax upon dividends payable by a Chinese entity that is considered as a PRC resident enterprise and gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is considered as income derived from within China. Any such tax would reduce the returns on your investment in our ADSs.

         If we exercise the option to acquire equity ownership in our affiliated Chinese entities, such ownership transfer require approval from or filings with PRC governmental authorities and subject to taxation, which may result in substantial costs to us.

        Pursuant to the relevant contractual arrangements, one of our PRC subsidiaries, Ctrip Computer Technology (or its designee), has the exclusive right to purchase all or any part of the equity interests in each of our affiliated Chinese entities from the respective shareholders of these affiliated Chinese entities for a price that is the higher of (i) the registered capital of such affiliated Chinese entities or (ii) another minimum price as permitted by the then applicable PRC laws. Such equity transfers may be subject to approvals from, or filings with, relevant PRC governmental authorities. In addition, the relevant equity transfer price may be subject to review and tax adjustment by the relevant tax authorities. Moreover, the shareholders of our affiliated Chinese entities, under the circumstances of such equity transfers, will be subject to PRC individual income tax on the difference between the equity transfer price and the then current registered capital of the relevant affiliated Chinese entities. The shareholders of such affiliated Chinese entities will pay, after deducting such taxes, the remaining amount to Ctrip Computer Technology under the applicable contractual arrangements. The amount to be received by Ctrip Computer Technology may also be subject to enterprise income tax. Any of the aforementioned tax amounts could be substantial.

         We face uncertainty with respect to indirect transfer of equity interests in PRC resident enterprises by their non-PRC holding companies.

        We face uncertainties regarding the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in our company by non-resident investors. According to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the PRC State Administration of Taxation on December 10, 2009, or SAT Circular 698, where a non-resident enterprise transfers the equity interests in a PRC resident enterprise indirectly through a disposition of equity interests in an overseas holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in public securities market), or an Indirect Transfer, the non-resident enterprise, as the seller, may be subject to PRC enterprise income tax of up to 10% of the gains derived from the Indirect Transfer in certain circumstances.

        On February 3, 2015, the SAT issued Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfers by Non-RPC Resident Enterprises, or SAT Notice No. 7, to supersede the existing tax rules in relation to the tax treatment of the Indirect Transfer, while the other provisions of SAT Circular 698 irrelevant to the Indirect Transfer remain in force. SAT Notice No. 7 introduces a new tax regime that is significantly different from that under SAT Circular 698. It extends the SAT's tax jurisdiction to capture not only the Indirect Transfer as set forth under SAT Circular 698 but also transactions involving indirect transfer of (i) real properties in China and (ii) assets of an "establishment or place" situated in China, by a non-PRC resident enterprise through a disposition of equity interests in an overseas holding company. SAT Notice No. 7 also extends the interpretation with respect to the disposition of equity interests in an overseas holding company. In addition, SAT Notice No. 7 further clarifies how to assess reasonable commercial purposes and introduces safe harbors applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee as they are required to make self-assessment on whether an Indirect Transfer or similar transaction should be subject to PRC tax and whether they should file or withhold any tax payment accordingly.

        There is uncertainty as to the application of SAT Circular 698 and SAT Notice No. 7. In the event that non-PRC resident investors were involved in our private equity financing transactions and such transactions were determined by the competent tax authorities as lack of reasonable commercial purposes, we and our non-PRC resident investors may become at risk of being taxed under SAT Circular 698 and SAT Notice No. 7 and may be required to expend costly resources to comply with SAT Circular 698 and SAT Notice No. 7, or to establish a case to be tax exempt under SAT Circular 698 and SAT Notice No. 7, which may cause us to incur additional costs and may have a negative impact on the value of your investment in us.

        The PRC tax authorities have discretion under SAT Circular 698 and SAT Notice No. 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the transferred equity interests and the investment cost. We may pursue acquisitions in the future that may involve complex corporate structures. If we are considered as a non-PRC resident enterprise under the EIT Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 698 and SAT Notice No. 7, our income tax expenses associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

Risks Related to Doing Business in China

         Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

        The majority of our business operations are conducted in mainland China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China's economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past decades, that growth may not continue, as evidenced by the slowing of the growth of the Chinese economy since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, future measures to control the pace of economic growth may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

         Inflation in China may disrupt our business and have an adverse effect on our financial condition and results of operations.

        The Chinese economy has experienced rapid expansion together with rising rates of inflation. Inflation may erode disposable incomes and consumer spending, which may have an adverse effect on the Chinese economy and lead to a reduction in business and leisure travel as the travel industry is highly sensitive to business and personal discretionary spending levels. This in turn could adversely impact our business, financial condition and results of operations.

         Future movements in exchange rates between the U.S. dollar and the RMB may adversely affect the value of our ADSs.

        The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. The conversion of the Renminbi into foreign currencies, including the U.S. dollar, has been based on rates set by the People's Bank of China. The PRC government allowed the Renminbi to appreciate by more than 20% against the U.S. dollar between July 2005 and July 2008. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. As a consequence, the Renminbi fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. Since June, 2010, the PRC government has allowed the Renminbi to appreciate slowly against the U.S. dollar again. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

        The majority of our revenues and costs are denominated in Renminbi, while a portion of our financial assets and our dividend payments are denominated in U.S. dollars. We have not used any forward contracts or currency borrowings to hedge our exposure to foreign currency risk. Any significant revaluation of the Renminbi or the U.S. dollar may adversely affect our cash flows, earnings and financial position, and the value of, and any dividends payable on, our ADSs. For example, an appreciation of the Renminbi against the U.S. dollar would make any new RMB-denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into

Renminbi for such purposes. An appreciation of the Renminbi against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar-denominated financial assets into Renminbi, our reporting currency. Conversely, if we decide to convert Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

         Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

        Because the majority of our revenues are in the form of Renminbi, any restrictions on currency exchange may limit our ability to use revenues generated in Renminbi to fund our business activities outside China or to make dividend payments in U.S. dollars. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules, as amended, or the Rules. Under the Rules, Renminbi is freely convertible for trade- and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside China unless the prior approval of the State Administration of Foreign Exchange, or SAFE, is obtained. Although the PRC government regulations now allow greater convertibility of Renminbi for current account transactions, significant restrictions still remain. For example, foreign exchange transactions under our subsidiaries' capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval of SAFE. These limitations could affect our ability to obtain foreign exchange for capital expenditures. We cannot be certain that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of Renminbi, especially with respect to foreign exchange transactions.

         PRC regulations relating to the establishment of offshore special purpose companies by PRC residents and the grant of employee stock options by overseas-listed companies may subject our PRC resident shareholders to personal liability and limit our ability to inject capital into our PRC subsidiaries, limit our subsidiaries' ability to distribute profits to us, or otherwise adversely affect us.

        SAFE issued a public notice, or SAFE Circular 75, in October 2005 requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equity interests in any onshore enterprise located in China, referred to in the notice as a "special purpose company." On July 4, 2014, SAFE issued the SAFE's Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Outbound Investment and Financing and Inbound Investment via Special Purpose Vehicles, or SAFE Circular 37, which has superseded SAFE Circular 75. Under SAFE Circular 75, SAFE Circular 37 and other relevant foreign exchange regulations, PRC residents who make, or have previously made, prior to the implementation of these foreign exchange regulations, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is also required to file or update the registration with the local branch of SAFE, with respect to that offshore company for any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long-term equity or debt investment or the creation of any security interest. If any PRC shareholder fails to make the required registration or update the previously filed registration, the PRC subsidiary of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into its PRC subsidiary. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

        We have notified holders of ordinary shares of our company who we know are PRC residents to register with the local SAFE branch as required under the applicable foreign exchange regulations. The failure or inability of our shareholders resident in China to comply with the registration procedures set forth therein may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to our company or otherwise adversely affect our business.

        On February 15, 2012, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Individuals Participating in an Employees Share Incentive Plan of an Overseas-Listed Company (which is replacing the old circular, "Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in an Employee Stock Holding Plan or Stock Option Plan of an Overseas-Listed Company", of 2007), or the new Share Incentive Rule. Under the new Share Incentive Rule, PRC resident individuals who participate in a share incentive plan of an overseas publicly listed company are required to register with SAFE and complete certain other procedures. All such participants need to retain a PRC agent through PRC subsidiary to register with SAFE and handle foreign exchange matters such as opening accounts, transferring and settlement of the relevant proceeds. The new Share Incentive Rule further requires that an offshore agent should also be designated to handle matters in connection with the exercise or sale of share options and proceeds transferring for the share incentive plan participants. We and our PRC employees who have been granted stock options are subject to the Share Incentive Rule. If we or our PRC optionees fail to comply with these regulations, we or our PRC optionees may be subject to fines and legal sanctions.

         Uncertainties with respect to the PRC legal system could adversely affect us.

        We conduct our business primarily through our wholly owned subsidiaries incorporated in China. Our subsidiaries are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign owned enterprises. In addition, we depend on several affiliated Chinese entities in China to honor their service agreements with us. Almost all of these agreements are governed by PRC law and disputes arising out of these agreements are expected to be decided by arbitration in China. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system is still evolving, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit remedies available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. If we and our affiliated Chinese entities are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including restructuring. See "Risks Related to Our Corporate Structure—PRC laws and regulations restrict foreign investment in the air-ticketing, travel agency and value-added telecommunications businesses, and substantial uncertainties exist with respect to the application and implementation of PRC laws and regulations." and "Risks Related to Our Corporate Structure—Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations."

         Implementation of laws and regulations relating to data privacy in China could adversely affect our business.

        Certain data and services collected, provided or used by us or provided to and used by us or our users are currently subject to regulation in certain jurisdictions, including China. The PRC Constitution states that PRC laws protect the freedom and privacy of communications of citizens and prohibit infringement of such basic rights, and the PRC Contract Law prohibits contracting parties from disclosing or misusing the trade secrets of the other party. Further, companies or their employees who illegally trade or disclose customer data may face criminal charges. Although the definition and scope of "privacy" and "trade secret" remain relatively ambiguous under PRC law, growing concerns about individual privacy and the collection, distribution and use of information about individuals have led to national and local regulations that could increase our expenses.

        In December 2012, the Standing Committee of the National People's Congress enacted the Decision to Enhance the Protection of Network Information, or the Information Protection Decision, to further enhance the protection of users' personal information in electronic form. The Information Protection Decision provides that Internet information services providers must expressly inform their users of the purpose, manner and scope of the collection and use of users' personal information by Internet information services providers, publish the Internet information services providers standards for their collection and use of users' personal information, and collect and use users' personal information only with the consent of the users and only within the scope of such consent. The Information Protection Decision also mandates that Internet information services providers and their employees keep users' personal information that they collect strictly confidential, and that they must take such technical and other measures as are necessary to safeguard the information against disclosure, damages and loss. Pursuant to the Order for the Protection of Telecommunication and Internet User Personal Information issued by the China's Ministry of Industry and Information Technology (formerly known as the Ministry of Information Industry), or the MIIT in July 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. Compliance with current regulations and regulations that may come into effect in these areas may increase our expenses related to regulatory compliance, which could have an adverse effect on our financial condition and operating results.

         PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds from the offerings of any securities to make loans or additional capital contributions to our PRC operating subsidiaries.

        In September 2012, we completed an offering of US$180 million in aggregate principal amount of convertible senior notes due 2017. In October 2013, we completed another offering of US$800 million in aggregate principal amount of convertible senior notes due 2018. In August 2014 and in May 2015, we issued US$500 million in aggregate principal amount of convertible notes due 2019 and US$250 million in aggregate principal amount of convertible notes due 2020, respectively, to Priceline Group Treasury Company B.V., an indirect wholly owned subsidiary of Priceline. In June 2015, we completed an offering of US$700 million in aggregate principal amount of convertible senior notes due 2020 and US$400 million in aggregate principal amount of convertible senior notes due 2025. As an offshore holding company, our ability to make loans or additional capital contributions to our PRC operating subsidiaries is subject to PRC regulations and approvals and there are restrictions for us to make loans to our affiliated Chinese entities. These regulations and approvals may delay or prevent us from using the proceeds we received in the past or will receive in the future from the offerings of securities to make loans or additional capital contributions to our PRC operating subsidiaries and our affiliated Chinese entities, and impair our ability to fund and expand our business which may adversely affect our business, financial condition and result of operations.

        For example, on March 3, 2015, the SAFE promulgated a Circular on the Reforming of Administrative Methods Regarding the Foreign Exchange Capital Settlement of Foreign- Invested Companies, or Circular 19, which became effective on June 1, 2015 and replaced Circular 142. Originally, pursuant to Circular 142, the registered capital of a foreign invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and may not be used for equity investments in the PRC, and foreign-invested companies may not change how they use such capital without SAFE approval, and may not in any case use such capital to repay RMB loans if they have not used the proceeds of such loans.

Although Circular 19 restates certain restrictions on the use of investment capital denominated in foreign currency by foreign invested companies, it specifies that the registered capital of a foreign-invested company, denominated in foreign currency, can be converted into RMB at the discretion of such foreign- invested company and can be used for equity investment in the PRC subject to the invested company's filing of a reinvestment registration with the relevant local SAFE. However, since Circular 19 is newly issued, its interpretation and enforcement involve significant uncertainty.

        In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, including Circular 19, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received from our initial public offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

         We have attempted to comply with the PRC government regulations regarding licensing requirements by entering into a series of agreements with our affiliated Chinese entities. If the PRC laws and regulations change, our business in China may be adversely affected.

        To comply with the PRC government regulations regarding licensing requirements, we have entered into a series of agreements with our affiliated Chinese entities to exert our operational control over them and secure consulting fees and other payments from them. Although we have been advised by our PRC counsel, Commerce & Finance Law Offices, that our contractual arrangements with our affiliated Chinese entities, as described in this prospectus supplement, are valid under current PRC law and regulations, as there is substantial uncertainty regarding the interpretation and application of PRC laws and regulations, we cannot assure you that the PRC government would agree with our counsels' position or that we will not be required to restructure our organizational structure and operations in China to comply with changing and new PRC laws and regulations. Restructuring of our operations may result in disruption of our business, diversion of management attention and the incurrence of substantial costs. See "Risks Related to Our Corporate Structure—Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations."

         The continued growth of the Chinese Internet market depends on the establishment of an adequate telecommunications infrastructure.

        Although private sector Internet service providers currently exist in China, almost all access to the Internet is maintained through state-owned telecommunication operations under the administrative control and regulatory supervision of the MIIT. In addition, the national networks in China connect to the Internet through government-controlled international gateways. These international gateways are the only channels through which a domestic Chinese user can connect to the international Internet network. We rely on this infrastructure, primarily China Telecom and China Unicom, to provide data communications capacity. Although the government has announced plans to aggressively develop the national information infrastructure, we cannot assure you that this infrastructure will be developed. In addition, we will have no access to alternative networks and services, on a timely basis if at all, in the event of any infrastructure disruption or failure. The Internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

        In addition, we have no control over the costs of the services provided by telecommunication service providers. If the prices we pay for telecommunications and internet services rise significantly, our results of operations may be materially and adversely affected. Furthermore, if internet access fees or other charges to internet users increase, some users may be prevented from accessing the mobile internet and thus cause the growth of mobile internet users to decelerate. Such deceleration may adversely affect our ability to continue to expand our user base and maintain our user experience.

         Our auditor, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by Public Company Accounting Oversight Board, and as such, investors may be deprived of the benefits of such inspection.

        Our independent registered public accounting firm that issues the audit reports included in our annual reports filed with the SEC, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or PCAOB, is required by the laws of the United States to undergo regular inspections by PCAOB to assess its compliance with the applicable professional standards. Because our auditor is located in China, a jurisdiction where PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, our auditor, like other independent registered public accounting firms operating in China, is currently not inspected by PCAOB.

        Inspections of other firms that PCAOB has conducted outside of China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of PCAOB to conduct inspections of independent registered public accounting firms operating in China makes it more difficult to regularly evaluate the effectiveness of our auditor's audit procedures or quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

         Proceedings instituted by the SEC against the Big Four PRC-based accounting firms, including our independent registered public accounting firm, could result in our financial statements being determined to not be in compliance with the requirements of the Exchange Act.

        In December 2012, the SEC brought administrative proceedings against the Big Four accounting firms, including our independent registered public accounting firm, in China, alleging that they had refused to produce audit work papers and other documents related to certain other China-based companies under investigation by the SEC for potential accounting fraud. On January 22, 2014, an initial administrative law decision, or Initial Decision, was issued, censuring these accounting firms and suspending four of the five firms from practicing before the SEC for a period of six months. The accounting firms filed a Petition for Review of the Initial Decision to the SEC. On February 6, 2015, the Big Four China-based accounting firms each agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC and audit U.S.-listed companies. The settlement required the firms to follow detailed procedures and to seek to provide the SEC with access to Chinese firms' audit documents via the China Securities Regulatory Commission, or the CSRC. If future document productions fail to meet specified criteria, the SEC retains authority to impose a variety of additional remedial measures on the firms depending on the nature of the failure. While we cannot predict if the SEC will further review the four China-based accounting firms' compliance with specified criteria or if the results of such a review would result in the SEC imposing penalties such as suspensions or restarting the administrative proceedings, if the accounting firms are subject to additional remedial measures, our ability to file our financial statements in compliance with SEC requirements could be impacted. A determination that we have not timely filed financial statements in compliance with SEC requirements could ultimately lead to the delisting of our common stock from NASDAQ or the termination of the registration of our common stock under the Securities Exchange Act of 1934, or both, which would substantially reduce or effectively terminate the trading of our common stock in the United States.

Risks Related to Our Ordinary Shares and the ADSs

         The future sales of a substantial number of ADSs in the public market could adversely affect the price of the ADSs.

        In the future, we may sell additional ADSs to raise capital, and our existing shareholders could sell substantial amounts of our ADSs, including those issued upon the exercise of outstanding options, in the public market. We cannot predict the size of such future issuance or the effect, if any, that they may have on the market price of the ADSs. Any future sales of a substantial number of ADSs in the public market, or the perception that such issuance and sale may occur, could adversely affect the price of the ADSs and impair our ability to raise capital through the sale of additional equity securities.

         Provisions of our convertible notes could discourage an acquisition of us by a third party.

        In September 2012, we completed an offering of US$180 million in aggregate principal amount of convertible senior notes due 2017. In October 2013, we completed another offering of US$800 million in aggregate principal amount of convertible senior notes due 2018. In August 2014 and in May 2015, we issued US$500 million in aggregate principal amount of convertible notes due 2019 and US$250 million in aggregate principal amount of convertible notes due 2020, respectively to Priceline Group Treasury Company B.V., an indirect wholly owned subsidiary of Priceline. In June 2015, we completed an offering of US$700 million in aggregate principal amount of convertible senior notes due 2020 and US$400 million in aggregate principal amount of convertible senior notes due 2025. Certain provisions of our convertible notes could make it more difficult or more expensive for a third party to acquire us. The indentures for these convertible notes define a "fundamental change" to include, among other things: (1) any person or group gaining control of our company; (2) our company merging with or into another company or disposing of substantially all of its assets; (3) any recapitalization, reclassification or change of our ordinary shares or the ADSs as a result of which these securities would be converted into, or exchanged for, stock, other securities, other property or assets; (4) the adoption of any plan relating to the dissolution or liquidation of our company; or (5) our ADSs ceasing to be listed on a major U.S. national securities exchange. Upon the occurrence of a fundamental change, holders of these notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of US$1,000. In the event of a fundamental change, we may also be required to issue additional ADSs upon conversion of our convertible notes.

         You may face difficulties in protecting your interests, and our ability to protect our rights through the U.S. federal courts may be limited, because we are incorporated under Cayman Islands law.

        Our corporate affairs are governed by our memorandum and articles of association and by the Companies Law (2013 Revision) and common law of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States. Therefore, our public shareholders may have more difficulties in protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

         Your ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, may be limited because we are incorporated in the Cayman Islands, and because we conduct the majority of our operations in China and because the majority of our directors and officers reside outside of the United States.

        We are incorporated in the Cayman Islands, and we conduct the majority of our operations in China through our wholly owned subsidiaries and several affiliated Chinese entities in China. Most of our directors and officers reside outside of the United States and most of the assets of those persons are located outside of the United States. As a result, it may be difficult for you to bring an action in the United States upon these persons. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands or China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

         You may not be able to exercise your right to vote.

        As a holder of ADSs, you may instruct the depositary for the ADSs to vote the shares underlying your ADSs. Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the shares underlying your ADSs are not voted as you requested.

        Under our deposit agreement, the depositary will give us a discretionary proxy to vote the ordinary shares underlying your ADSs at shareholders' meetings if you do not vote, unless we have instructed the depositary that we do not wish a discretionary proxy to be given or any of the other situations specified under the deposit agreement takes place. The effect of this discretionary proxy is that you cannot prevent ordinary shares underlying your ADSs from being voted, absent the situations described above, and it may make it more difficult for shareholders to influence the management of our company. Holders of our ordinary shares are not subject to this discretionary proxy.

         Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register the rights and the securities to which the rights relate under the Securities Act of 1933, as amended, or the Securities Act, or an exemption from the registration requirements is available. Also, under the deposit agreement, the depositary bank will not make these rights available to you unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act, or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

         You may not receive distributions on ordinary shares or any value for them if it is illegal or impractical to make them available to you.

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. We have no obligation to register

ADSs, ordinary shares, rights or other securities under U.S. securities laws. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive the distribution we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may have a material adverse effect on the value of your ADSs.

         You may be subject to limitations on transfer of your ADSs.

        Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary thinks it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

         Provisions of our shareholder rights plan could delay or prevent an acquisition of our company, even if the acquisition would be beneficial to our shareholders.

        In November 2007, we adopted a shareholder rights plan, which was subsequently amended. See also "Item 10. Additional Information—Memorandum and Articles of Association—Shareholder Rights Plan" in our 2014 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Although the rights plan will not prevent a takeover, it is intended to encourage anyone seeking to acquire our company to negotiate with our board of directors prior to attempting a takeover by potentially significantly diluting an acquirer's ownership interest in our outstanding shares. The existence of the rights plan may also discourage transactions that otherwise could involve payment of a premium over prevailing market prices for the ADSs.

         We may be classified as a passive foreign investment company, which could result in adverse United States federal income tax consequences for U.S. Holders.

        Based on the market price of the ADSs and our ordinary shares, the value of our assets, and the composition of our assets and income, we do not believe that we were a passive foreign investment company (a "PFIC") for United States federal income tax purposes for our taxable year ended December 31, 2014. However, due to changes in those factors this year, although we cannot be certain, we believe there is a meaningful risk that we will be treated as a PFIC for our taxable year ending December 31, 2015. The application of the PFIC rules is subject to ambiguity in several respects and we must make an annual determination as to whether we are a PFIC (after the close of each taxable year). Accordingly, we cannot assure you that we will, or will not, be a PFIC for our current taxable year or for any future taxable year.

        A non-U.S. corporation will be considered a PFIC for any taxable year if either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce, or are held for the production of, passive income. The value of our assets generally will be determined by reference to the market price of the ADSs and ordinary shares, which may fluctuate considerably. If we were treated as a PFIC for any taxable year during which a U.S. Holder held an ADS or an ordinary share, certain adverse United States federal income tax consequences could apply to the U.S. Holder (as defined herein). For a more detailed discussion of United States federal income tax consequences to U.S. Holders, see "Item 10. Additional Information—Taxation—Certain United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules" in our 2014 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

EXCHANGE RATE INFORMATION

        We have published our consolidated financial statements in RMB. Our business is primarily conducted in China in RMB. The conversion of RMB into U.S. dollars in this prospectus is based on the certified exchange rate published by the Federal Reserve Board. For your convenience, this prospectus contains translations of some RMB or U.S. dollar amounts at US$1.00: RMB6.3556, which was the certified exchange rate in effect as of September 30, 2015. The certified exchange rate on December 4, 2015 was US$1.00: RMB6.3883. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange.

        The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. The exchange rate refers to the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. The source of these rates is the Federal Reserve Statistical Release.

	Noon Buying Rate
Period	Period-End	Average(1)	Low	High
	(RMB per U.S. Dollar)
2010	6.6000	6.7603	6.8330	6.6000
2011	6.2939	6.4475	6.6364	6.2939
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1412	6.2438	6.0537
2014	6.2046	6.1704	6.2591	6.0402
2015
First Quarter	6.1990	6.2393	6.2741	6.1870
Second Quarter	6.2000	6.1999	6.2185	6.1976
Third Quarter	6.3556	6.3138	6.4122	6.2008
Monthly High and Low
June	6.2000	6.2052	6.2086	6.1976
July	6.2097	6.2085	6.2097	6.2008
August	6.3887	6.3140	6.3982	6.2086
September	6.3556	6.3676	6.3836	6.3544
October	6.3180	6.3505	6.3591	6.3180
November	6.3883	6.3640	6.3945	6.3180
December (through December 4, 2015)	6.3883	6.3883	6.3883	6.3883

Source: Federal Reserve Statistical Release

(1)
Annual and quarterly period averages are calculated using the average of the exchange rates on the last day of each month during the relevant year or the quarterly period. Monthly averages are calculated using the average of the daily rates during the relevant month.

 OFFER STATISTICS AND EXPECTED TIMETABLE

        We may sell, from time to time, up to a total of 31,843,480 ADSs, representing 3,980,435 of our ordinary shares.

        This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or SEC, using a "shelf" registration process. we shall keep the shelf registration statement current and cause it to remain effective to permit this prospect supplement under the shelf registration statement for our use until such time as we have publicly sold all of the ordinary shares covered here.

 USE OF PROCEEDS

        The proceeds from the sale of securities offered herein, which include a total of 65,883,042 class B ordinary shares of Qunar Cayman Islands Ltd., will be directly injected into several third party investment entities dedicated to investing in businesses in China. We will hold certain ownership interests in these entities but will have no control over them.

 CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2015:

        You should read this table in conjunction with our consolidated financial statements and related notes and "Item 5. Operating and Financial Review and Prospects" in our 2014 Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2015
	RMB	US$
	(in thousands)
Shareholders' equity:
Share Capital	3,126	492
Additional paid-in capital	5,161,312	812,089
Statutory reserves	134,099	21,099
Accumulated other comprehensive loss	781,672	122,989
Retained Earnings	8,157,953	1,283,585
Treasury Stock	(2,416,274)	(380,180)

Total shareholders' equity	11,821,888	1,860,074
Noncontrolling interests	1,063,306	167,302
Total shareholders' equity	12,885,194	2,027,377
Total capitalization	49,250,975	7,749,225

PLAN OF DISTRIBUTION

        We are registering the ordinary shares to be offered and sold hereunder to permit the resale of ADSs representing these ordinary shares from time to time after the date of this prospectus supplement. We will bear all fees and expenses incident to our registration of the ordinary shares.

        We may sell ADSs representing all or a portion of the ordinary shares and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ADSs are sold through underwriters or broker-dealers, we will pay for underwriting discounts or commissions or agent's commissions. The ADSs may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. We may use any one or more of the following methods when selling securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per share;

  •
  through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        We also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

        Broker-dealers we engage may arrange for other broker-dealers to participate in sales. If we effect such transactions by selling ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from us or commissions from purchasers of the ADSs for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

        We and any broker-dealer or agents participating in the distribution of the ADSs may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the securities purchased by us or them may be deemed to be underwriting commissions or discounts under the Securities Act. If we are deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act we will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        We are not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ADSs. Upon our entry into any material arrangement with a broker-dealer for the sale of ADSs through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such the ADSs were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

        Under the securities laws of some states, the ADSs may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ADSs may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that we will sell any or all of the ordinary shares registered pursuant to the shelf registration statement, of which this prospectus supplement forms a part.

        We and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ADSs by us and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ADSs to engage in market-making activities with respect to the ADSs. All of the foregoing may affect the marketability of the ADSs and the ability of any person or entity to engage in market-making activities with respect to the ADSs.

        We will pay all expenses of the registration of the ordinary shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws.

 EXPENSES

        The following table sets forth the aggregate expenses to be paid by us in connection with this offering. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$167,001.73
Legal fees and expenses	$210,000
Accounting fees and expenses	$250,000
Miscellaneous	$80,000

Total	$707,001.73

        We will pay all expenses in connection with the distribution of the ordinary shares being sold hereunder.

 LEGAL MATTERS

        We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to our current report on Form 6-K furnished to the SEC on December 9, 2015, including all exhibits thereto, and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Qunar Cayman Islands Limited at December 31, 2013 and 2014, and for each of the three years in the period ended December 31, 2014, incorporated by reference to herein have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

        The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 11th Floor, PricewaterhouseCoopers Centre, 202 Hu Bin Road, Shanghai 200021, People's Republic of China.

        The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Oriental Plaza, No. 1 East Chang An Ave, Dong Cheng District, Beijing, China, 100738.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. Our website is www.ctrip.com. The information contained on, or linked from, our website is not a part of this prospectus.

        This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by this prospectus supplement. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed on April 27, 2015;

  •
  Our current report on Form 6-K furnished to the SEC on December 9, 2015, including all exhibits thereto;

  •
  The description of the securities contained in our registration statement on Form 8-A filed on November 25, 2003 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  The description of the securities contained in our registration statement on Form 8-A filed on November 23, 2007 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

  •
  with respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that so indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed on April 27, 2014, contains a description of our business, and our current report on Form 6-K furnished to the SEC on December 9, 2015 includes our updated audited consolidated financial statements (updated to give effect to the change of the ratio of our ADSs to ordinary shares, which took effect on December 1, 2015) with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Ctrip.com International, Ltd.
99 Fu Quan Road
Shanghai 200335, People's Republic of China
Tel: (86 21) 3406-4880
Attention: Investor Relations Department

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where such offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

Ctrip.com International, Ltd.

ORDINARY SHARES

        We may from time to time in one or more offerings offer and sell our ordinary shares, including ordinary shares represented by American depositary shares, or ADSs.

        In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our ordinary shares held by them. The selling shareholders may sell shares of our ordinary shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares of our ordinary shares by the selling shareholders.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 34 of this prospectus.

        The ADSs are listed on the Nasdaq Global Select Market under the symbol "CTRP." On December 8, 2015, the last reported sale price of the ADSs on the Nasdaq Global Select Market was $52.98 per ADS.

        Investing in the ADSs involves a high degree of risk. You should carefully consider the "Risk Factors" which may be included in any prospectus supplement or which are incorporated by reference into this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information About Us." In this prospectus, unless otherwise indicated or unless the context otherwise requires:

  (1)
  the terms "we," "us," "our company," "our" and "Ctrip" refer to Ctrip.com International, Ltd., its predecessor entities and subsidiaries and, in the context of describing our operations and consolidated financial information, also include its affiliated Chinese entities;

  (2)
  "shares" and "ordinary shares" refer to our ordinary shares, par value US$0.01 per ordinary share;

  (3)
  "ADSs" refers to the American depositary shares, each of which represents 0.125 of an ordinary share;

  (4)
  "China" and "PRC" refer to the People's Republic of China and, solely for the purpose of this prospectus, exclude Taiwan, Hong Kong and Macau, and "Greater China" refers to the People's Republic of China, Taiwan, Hong Kong and Macau; and

  (5)
  all references to "RMB" and "Renminbi" are to the legal currency of China and all references to "U.S. dollars," "US$," "dollars" and "$" are to the legal currency of the United States.

        On December 1, 2015, we effected a change of the ratio of the ADSs to ordinary shares from four (4) ADSs representing one ordinary share to eight (8) ADSs representing one ordinary share. Unless otherwise indicated, ADSs and per ADS amount in this prospectus have been retroactively adjusted to reflect the changes in ratio for all periods presented.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as "may," "will," "expect," "anticipate," "future," "intend," "plan," "believe," "estimate," "is/are likely to" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things:

  •
  our anticipated growth strategies;

  •
  our future business development, results of operations and financial condition;

  •
  our ability to continue to control costs and maintain profitability; and

  •
  the expected growth in the overall economy and demand for travel services in China.

        The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement, including the following risks:

  •
  slow-down of economic growth in China and the global economic downturn may have a material and adverse effect on our business, and may materially and adversely affect our growth and profitability;

  •
  general declines or disruptions in the travel industry may materially and adversely affect our business and results of operations;

  •
  the trading price of the ADSs has been volatile historically and may continue to be volatile regardless of our operating performance;

  •
  if we are unable to maintain existing relationships with travel suppliers and strategic alliances, or establish new arrangements with travel suppliers and strategic alliances similar to those we currently have, our business may suffer;

  •
  if we fail to further increase our brand recognition, we may face difficulty in obtaining new business partners and consumers, and our business may be harmed;

  •
  if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected;

  •
  our business could suffer if we do not successfully manage current growth and potential future growth;

  •
  our strategy to acquire or invest in complementary businesses and assets involves significant risks and uncertainty that may prevent us from achieving our objectives and harm our financial condition and results of operations;

  •
  our quarterly results are likely to fluctuate because of seasonality in the travel industry in Greater China;

  •
  our business may be harmed if our infrastructure and technology are damaged or otherwise fail or become obsolete;

  •
  inflation in China and in other countries may disrupt our business and have an adverse effect on our financial condition and results of operations; and

  •
  if the ownership structure of our affiliated Chinese entities and the contractual arrangements among us, our consolidated affiliated Chinese entities and their shareholders are found to be in violation of any PRC laws or regulations, we and/or our affiliated Chinese entities may be subject to fines and other penalties, which may adversely affect our business and results of operations.

        We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY

  Overview

        We are a leading travel service provider for accommodation reservation, transportation ticketing, packaged tours, and corporate travel management in China. We aggregate hotel and transportation information to enable business and leisure travelers to make informed and cost-effective bookings. We help leisure travelers book tour packages and guided tours and help corporate clients effectively manage their travel requirements. In addition, we offer a variety of other travel-related services, including but not limited to travelers' reviews, attraction tickets, travel-related financing and car services, and travel insurance and visa services to meet the various booking and travelling needs of both leisure and business travelers. Since commencing operations in 1999, we have become one of the best-known travel brands in China and a truly one-stop travel service provider. We pioneered the development of a reservation and fulfillment infrastructure that enables our customers to:

  •
  choose and reserve hotel rooms in cities throughout China and abroad;

  •
  book and purchase transportation tickets for domestic flights and international flights and/or trains;

  •
  choose and reserve packaged tours that include transportation and accommodations, as well as guided tours other travel-related services in some instances; and

  •
  book and purchase other travel-related services for their leisure and business travels.

        We target our services primarily at business and leisure travelers in China who do not travel in groups. These types of travelers, who are referred to in the travel industry as FITs (frequent independent travelers) and whom we refer to as independent travelers in this prospectus, form a traditionally under-served yet fast-growing segment of the China travel market. We act as an agent in substantially all of our transactions and generally do not take inventory risks with respect to the hotel rooms and transportation tickets booked through us. We derive our accommodation reservation, transportation ticketing and packaged-tour revenues mainly through commissions from our travel suppliers, primarily based on the transaction value of the rooms, transportation tickets and packaged-tour products, respectively, booked through our services.

        We believe that we are the largest consolidator of hotel accommodations in China in terms of the number of room nights booked. As of September 30, 2015, we had secured room supply relationships with approximately 861,000 hotels in China and approximately 352,400 hotels abroad, which cover a broad range of hotels in terms of price and geographical location. Through strategic cooperation arrangements with other leading online accommodation reservation service providers in recent years, we expanded our overseas hotel network by gaining access to more international hotels on these platforms through our accommodation reservation services. The quality and depth of our hotel supplier network enable us to offer our customers a wide selection of hotel accommodations. We believe our ability to offer reservations at highly rated hotels is particularly appealing to our customers.

        We believe that we are one of the largest consolidator of airline tickets in China in terms of the total number of airline tickets booked and sold. Our airline ticket suppliers include all major Chinese airlines and many international airlines that operate flights originating in cities at home and abroad. We are among the few airline ticket consolidators in China that maintain a centralized reservation system and ticket fulfillment infrastructure covering substantially all of the economically prosperous regions of China. Our customers can make flight reservations on their chosen routes through mobile platform, internet websites and customer service centers and arrange electronic payment. In addition, we provide the same levels of centralization and convenience to customers seeking to make reservation on their chosen train and bus routes. We believe that we have realized a notable innovation in our transportation ticketing services, namely, our integrated product offering of air, train and bus tickets.

As long as users are searching for one of the transportation products on our database, our system can automatically provide the recommendations to the other two transportation modes with the same dates, origins and destinations. This capability significantly helps our customers to streamline their decision-making process in searching for the most cost-efficient transportation.

        We also offer independent leisure travelers bundled packaged-tour products, including group tours, semi-group tours and private tours or packaged tours with different transportation arrangements, such as cruise, bus or self-driving. We provide integrated transportation and accommodation services and offer a variety of value-added services including transportation at destinations and tickets, insurance, visa services and tour guides. We offer customers one-stop services to meet their booking and traveling needs. We also provide high quality customer service, supplier management and customer relationship management services. Our packaged-tour products cover a variety of domestic and international destinations.

        We offer our services to customers through an advanced transaction and service platform consisting of our mobile platform, multi-lingual websites and centralized, 24-hour customer service centers. We have built up an industry-leading mobile platform which enhances user experience and user engagement. Cumulative downloads for our mobile app grew from approximately 420 million as of September 30, 2014 to approximately 1.3 billion as of September 30, 2015. In addition, our 24-hour service centers, which provide responsive and high quality customer services, further differentiate us from other online travel service providers. In the nine months ended September 30, 2015, transactions effected through our mobile channel and customer service centers accounted for approximately 64% and 9% of our transaction orders, respectively.

        We operate an open platform to further bridge the gap between travelers and travel suppliers with a diverse range of products and services. Travel suppliers ranging from airlines and third-party travel agencies to e-commerce websites offering travel products and services can list their inventories on our open platform to expand their business opportunities. We also offer high quality supplier management services and technology and financial support to enhance supplier experience and encourage supplier participation on the open platform. In addition, we offer high quality customer service to travelers for all the products and services they purchase through our open platform. We believe that our open platform helps us expand the number and types of products and services available to travelers and enhance our price competitiveness, and further build and strengthen the vibrant travel ecosystem on our open platform.

  Corporate Information

        We commenced our business in June 1999. In March 2000, we established a new holding company, Ctrip.com International, Ltd., in the Cayman Islands as an exempted company with limited liability under the Companies Law of the Cayman Islands. Since our inception, we have conducted the majority of our operations in China and expanded our operations overseas in 2009. Our principal executive offices are located at 99 Fu Quan Road, Shanghai 200335, People's Republic of China. Our telephone number is (86-21) 3406-4880 and our principal website address is www.ctrip.com. The contents of our websites should not be deemed to be part of this prospectus. Our agent for service of process in the United States is Law Debenture Corporate Services Inc., located at 400 Madison Avenue 4th Floor, New York, New York 10017.

RISK FACTORS

        Please see the factors set forth under the heading "Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2014, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

        As of October 31, 2015, our authorized share capital consists of 100,000,000 ordinary shares, par value US$0.01 each, 46,848,775 of which are issued and outstanding (excluding the 1,186,854 ordinary shares that we reserved for issuance upon the exercise of our outstanding options). As of the same date, there are 1,186,854 outstanding options and 910,693 restricted share units under our share incentive plans, which, once vested, are exercisable for the equivalent amount of our ordinary shares. We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2013 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

        On December 1, 2015, we effected a change of the ratio of the ADSs to ordinary shares from four ADSs representing one ordinary share to eight ADSs representing one ordinary share. Unless otherwise indicated, ADSs and per ADS amount in this prospectus have been retroactively adjusted to reflect the changes in ratio for all periods presented.

        The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

  Ordinary Shares

        General.    All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law.

        Voting Rights.    Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of our board of directors or any other shareholder or shareholders collectively present in person or by proxy and holding at least ten percent of the shares giving a right to attend and vote at the meeting.

        A quorum required for a meeting of shareholders consists of at least two shareholders (or, if our company has only one shareholder, that one shareholder) holding at least one-third of the outstanding voting shares in our company, present or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders' meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than ten percent in par value of our voting share capital. Advance notice of at least seven days is required for the convening of any of our shareholders meetings.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. A special resolution is required for matters such as a change of name or amending the memorandum and articles of association. Holders of the ordinary shares may by ordinary resolution, among other things, make changes in the amount of our authorized share capital and consolidate and divide all or any of our share capital into shares of larger amount than our existing share capital and cancel any authorized but unissued shares.

        Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

        Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

        Redemption, Repurchase and Surrender of Shares.    We may issue shares on the terms that such shares are subject to redemption, at our option or at the option of the holders thereof on such terms and in such manner as may be determined, prior to the issue of such shares, by special resolution. Our company may also repurchase any of our shares (including redeemable shares) provided that the manner of such purchase has been authorized by an ordinary resolution of our shareholders. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption of repurchase, or out of capital if our company shall, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

        Variations of Rights of Shares.    All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

  Shareholder Rights Plan

        On November 23, 2007, our board of directors declared a dividend of one ordinary share purchase right, or a Right, for each of our ordinary shares outstanding at the close of business on December 3, 2007. As long as the Rights are attached to the ordinary shares, we will issue one Right (subject to adjustment) with each new ordinary share so that all such ordinary shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from us one ordinary share at a price of US$700 per ordinary share, subject to adjustment. On August 7, 2014, we entered into a First Amendment and, subsequently on the same day, a Second Amendment to the Rights Agreement dated as of November 23, 2007 between the Bank of New York Mellon and us. Through these two amendments, we (a) extended the term of our rights plan for another ten years and the Rights will expire on August 6, 2024, subject to the right of our board of directors to extend the rights plan for another ten years prior to its expiration; and (b) modified the trigger threshold of the Rights to allow more flexibility. Specifically, shareholders who file or are entitled to file beneficial ownership statement on Schedule 13G pursuant to Rule 13d-1(b)(1) of the Exchange Act, typically institutional investors with no intention to acquire control of the issuer, will be able to beneficially own up to 20% of our total outstanding shares before the Rights are triggered, while all other shareholders must maintain their beneficial ownership at a level below 10% of our total outstanding shares before the Rights are triggered, among other things. Certain named shareholders are defined as "Exempted Person" as long as their beneficial ownership do not exceed 10% of our total outstanding shares. On May 29, 2015 and October 26, 2015, we entered into a Third Amended and a Fourth Amendment to the Rights Agreement with the Bank of New York Mellon, respectively, for the purposes of amending the definition of "Exempted Person". Accordingly, in so far as Priceline and any of its subsidiaries are concerned in connection with the determination of Exempt Person, the term "Exempt Person" will be applied only to the extent that the number of ordinary shares beneficially owned by such Exempt

Person at all times does not exceed fifteen percent (15%) of the ordinary shares then outstanding in the aggregate and in so far as Baidu and any of its subsidiaries are concerned in connection with the determination of Exempt Person, the term "Exempt Person" will be applied only to the extent that the number of ordinary shares beneficially owned by such Exempt Person at all times does not exceed twenty-seven percent (27%) of the ordinary shares then outstanding in the aggregate.

  Registered Office and Objects

        Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Law, as amended from time to time, or any other law of the Cayman Islands.

  Board of Directors

        Our board of directors currently consists of eight directors. Our board of directors may exercise all the powers of the company to borrow money, to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock or other securities whether outright or as security for any debt, liability or obligation of our company or of any third party. A director may vote with respect to any contract, proposed contract or arrangement in which he or she is materially interested as long as he or she has made a declaration of the nature of such interest. A director is not required to hold any shares in our company by way of qualification, and there is no requirement for a director to retire at any age limit.

        We have a compensation committee that assists the board in reviewing and approving the compensation structure and form of compensation of our directors and executive officers. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

  Differences in Corporate Law

        The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

        Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors (representing 75% by value) with whom the arrangement is to be made and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to the required majority vote have been met;

  •
  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

  •
  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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  those who control the company are perpetrating a "fraud on the minority."

        Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that our directors and officers shall be indemnified against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own wilful neglect or default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Anti-Takeover Provisions in the Memorandum and Articles of Association.    Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.

        Directors' Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

        Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our memorandum and articles of association provides that, on the requisition of shareholders representing not less than ten percent in par value of the voting share capital of our company, the board shall convene an extraordinary general meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings. However, our articles of association provide that we may, but are not obliged to, in each year hold a general meeting as our annual general meeting.

        Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

        Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by ordinary resolution of the company.

        Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

        Dissolution; Winding Up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Under the Companies Law of the Cayman Islands and our memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debts as they fall due.

        Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

        Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands law, our memorandum and articles of association may only be amended by special resolution of our shareholders.

        Rights of Non-Resident or Foreign Shareholders.    There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

        Directors' Power to Issue Shares.    Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

  Inspection of Books and Records

        Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we intend to provide our shareholders with annual audited financial statements. See "Where You Can Find Additional Information."

  History of securities issuances

        The following is a summary of securities issuances by in the past three years.

        2012 Convertible bond offering.    In September 2012, we completed an offering of US$180 million in aggregate principal amount of convertible senior notes due 2017. The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and certain non-U.S. persons in compliance with Regulation S under the Securities Act. The notes will be convertible into the ADSs based on an initial conversion rate of 103.4232 of the ADSs per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately US$9.67 per ADS). The conversion rate is subject to adjustment upon the occurrence of certain events. The notes bear interest at a rate of 0.50% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2013. The notes will mature on September 15, 2017, unless previously repurchased or converted in accordance with their terms prior to such date. Certain senior management and directors of our company, including the chairman of the board of directors/chief executive officer, the vice chairman of the board of directors/president, chief operating officer and chief financial officer, have purchased US$55 million aggregate principal amount of notes from the initial purchasers in the offering. In connection with the offering, we entered into a convertible note hedge transaction with an affiliate of one of the initial purchasers, or the hedge counterparty, and a warrant transaction with the hedge counterparty at a higher strike price.

        2013 Convertible bond offering.    In October 2013, we completed an offering of US$800 million in aggregate principal amount of convertible senior notes due 2018. The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and certain non-U.S. persons in compliance with Regulation S under the Securities Act. The notes will be convertible into our ADSs based on an initial conversion rate of 25.5136 of our ADSs per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately US$39.195 per ADS and represents an approximately 42.5% conversion premium over the closing trading price of our ADSs on October 10, 2013, which was US$27.505 per ADS). The conversion rate is subject to adjustment upon the occurrence of certain events. The notes bear interest at a rate of 1.25% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2014, and they will mature on October 15, 2018, unless previously repurchased or converted in accordance with their terms prior to such date.

        Priceline notes.    In August 2014, we have expanded an existing commercial agreement with Priceline in order to strengthen our global partnership, and at the same time, we issued US$500 million in aggregate principal amount of convertible notes due 2019 to Priceline and at the same time, we granted the Priceline the right to acquire, by May 26, 2016, such number of our shares in the open market that, combined with shares issuable upon conversion of the 2019 Priceline notes, may lead to Priceline holding up to 10% of our outstanding shares. Upon subscription to these convertible notes, moreover, Priceline acquired the right to appoint an observer to our board of directors. In May 2015, we issued US$250 million in aggregate principal amount of convertible notes due 2020 to Priceline. Immediately following issuance of the additional $250 million bond and assuming conversion of the convertible bond issued to Priceline in August 2014 and May 2015, Priceline owned securities representing approximately 10.5% of our outstanding shares. We have also granted permission to Priceline to increase its ownership in our company through the acquisition of our ADSs in the open market so that, when combined with the shares issuable upon conversion of all of the Priceline notes, Priceline may hold up to 15% of our outstanding shares.

        2015 Convertible bond offering.    In June 2015, we completed an offering of US$700 million in aggregate principal amount of convertible senior notes due 2020 and US$400 million in aggregate principal amount of convertible senior notes due 2025. The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and certain non-U.S. persons in compliance with Regulation S under the Securities Act. The 2020 notes will be convertible into our ADSs based on an initial conversion rate of 18.3884 of our ADSs per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately US$54.38 per ADS and represents an approximately 45.0% conversion premium over the closing trading price of our ADSs on June 18, 2015, which was US$37.51 per ADS). The 2025 notes will be convertible into our ADSs based on an initial conversion rate of 18.711 of our ADSs per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately US$53.45 per ADS and represents an approximately 42.5% conversion premium over the closing trading price of the Company's ADSs on June 18, 2015 of US$37.51 per ADS). The conversion rate for each of the 2020 notes and the 2025 notes is subject to adjustment upon the occurrence of certain events. The 2020 notes bear interest at a rate of 1.0% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2016. The 2020 notes will mature on July 1, 2020, unless previously repurchased or converted in accordance with their terms prior to such date. The 2025 notes will bear interest at a rate of 1.99% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2016. The 2025 notes will mature on July 1, 2025, unless previously repurchased or converted in accordance with their terms prior to such date.

        Share Exchange Transaction with Baidu.    In October 2015, we completed a share exchange transaction with Baidu, pursuant to which we issued 11,488,381 new ordinary shares to Baidu in exchange for 178,702,519 Class A ordinary shares and 11,450,000 Class B ordinary shares of Qunar Cayman Islands Limited, or Qunar, beneficially owned by Baidu. Immediately after the closing of the transaction, Baidu owned our ordinary shares representing approximately 25% of our aggregate voting interest, and we owned Class B ordinary shares of Qunar representing approximately 45% of Qunar's aggregate voting interest.

        Share Repurchase.    As of September 30, 2015, we purchased approximately 40 million ADSs in aggregate with a total consideration of US$474 million.

        Options and restricted share units.    As of September 30, 2015, we granted options and restricted share units to purchase a total of 16,983,661 ordinary shares to some of our directors, officers and employees, without giving effect to options or restricted share units that were exercised, forfeited or terminated.

        Share Issuance for the Benefit of Qunar Employees.    In connection with the share exchange transaction with Baidu, we have become a significant shareholder of Qunar. We agreed to issue a total of approximately 5 million ordinary shares to certain special purpose vehicles holding these shares solely for the benefit of Qunar employees. On December 9, 2015, we issued a total number of 3,980,435 ordinary shares to these special purpose vehicles.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The Bank of New York Mellon is acting as the depositary for the ADSs. The depositary's corporate trust office is at 101 Barclay Street, New York, New York 10286. Each ADS represents 0.125 of an ordinary share (or a right to receive 0.125 of an ordinary share). The ADSs will also any represent other securities, cash or other property that may be held by the depositary. The depositary appointed the Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited as the custodian to safe keep the securities on deposit.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. However, as a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder and the beneficial owners of ADSs set out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

        We are providing ADS holders with this summary of the deposit agreement. As an ADS holder, you should read this summary together with the deposit agreement and the form of ADR. A copy of the deposit agreement is on file with the SEC as Exhibit 2.4 of our annual report on Form 20-F (file no. 001-33853) filed with the SEC on April 29, 2008. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also inspect a copy of the deposit agreement at the corporate trust office of the depositary, currently located at 101 Barclay Street, New York, New York 10286, and at the principal offices of the custodian under the deposit agreement, currently located at 1 Queen's Road, Central, Hong Kong. We urge you to review the deposit agreement in its entirety as well as the form of ADR attached to the deposit agreement.

  Dividends and other distributions

        The depositary has agreed to pay to you, as an ADS holder, the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

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  Cash.  The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any approval from any government is needed and cannot be obtained without excessively burdensome or otherwise unreasonable efforts, or there are foreign exchange controls in place that prohibit such transfer, the deposit agreement allows The depositary to distribute RMB only to those ADS holders to whom it is possible to do so. It will hold RMB it cannot convert for the account of the ADS holders who have not been paid. It will not invest RMB and it will not be liable for interest.

        Before making a distribution, any withholding taxes that must be paid will be deducted. See "Taxation—U.S. federal income tax—Information reporting and backup withholding" and "Taxation—People's Republic of China taxation." The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. if the exchange rates fluctuate during a time when The depositary cannot convert RMB, you may lose some or all of the value of the distribution.

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  Shares.  The depositary may distribute additional ADSs representing any ordinary shares we may distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to issue a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, each ADS will also represent the new ordinary shares.

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  Rights to purchase additional shares.  If we offer holders of our ordinary shares any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to you. We must first instruct the depositary to do so and furnish it with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and the depositary decides it is practical to sell the rights, the depositary will sell the rights and distribute the proceeds, in the same way as it does with cash. The depositary may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

        If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver the ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

        U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the ADSs issued after exercise of rights. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. We can give no assurance that we can establish an exemption from registration under the Securities Act and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. In this case, the depositary may deliver the ADSs under a separate restricted deposit agreement which will contain the same provisions as the deposit agreement, except for changes needed to put the restrictions in place.

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  Other distributions.  The depositary will send to you anything else we distribute on deposited securities by means it thinks are legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash or it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

  Deposit, withdrawal and cancellation

        The depositary will deliver ADSs if you or your broker deposits ordinary shares. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs at its corporate trust office to the persons you request.

        As an ADS holder, you may turn in your ADSs at the depositary's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the underlying ordinary shares to an account designated by you or at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

  Voting rights

        As an ADS holder, you may instruct the depositary to vote the ordinary shares underlying your ADSs. Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares.

        If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will:

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  describe the matters to be voted on; and

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  explain how you may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. the depositary will try, in compliance with Cayman Islands law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct or as described below.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the ordinary shares underlying your ADSs are not voted as you requested.

        If the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy to such person in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

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  we do not wish to receive a discretionary proxy;

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  there is substantial shareholder opposition to the particular question; or

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  the particular question would have a material and adverse impact on our shareholders.

  Notices and reports

        The depositary will make available for inspection by registered holders at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from our company, which are both (a) received by the depositary as the holder of the deposited securities, and (b) made generally available to the holders of such deposited securities by our company. The depositary will also, upon our written request, send to the registered holders copies of such reports when furnished by our company pursuant to the deposit agreement. Any such reports and communications, including any proxy soliciting material, furnished to the depositary by our company will be furnished in English.

  Fees and expenses

Persons depositing or withdrawing shares must pay:	For:

US$5.00 (or less) per 100 ADSs (or portion thereof)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
US$0.02 (or less) per ADS	• Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
US$0.02 (or less) per ADSs per calendar year	• Depositary services
Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	• Converting foreign currency to U.S. dollars
• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
Taxes and other governmental charges the depositary o the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the depositary may make payments to us to reimburse and / or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

        The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary's obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

  Payment of taxes

        As an ADS holder, you will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The depositary may refuse to transfer your ADSs or allow you to withdraw the deposited securities underlying your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your ADSs to pay any taxes owed and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property remaining after it has paid the taxes.

Reclassifications, recapitalizations and mergers

If we:	Then:

• Changes the nominal or par value of our shares	The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.
• Reclassify, split up or consolidate any of the deposited securities	The depositary may, and will if we ask it to, deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

  Amendment and termination

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If the amendment will cause any of the following results, the amendment will become effective as to outstanding ADSs 30 days after the depositary notifies ADS holders of the amendment:

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  adds or increases fees or charges, except for:

  •
  taxes and other governmental charges;

  •
  registration fees;

  •
  cable, telex or facsimile transmission costs;

  •
  delivery costs or other such expenses; or

  •
  prejudices any important right of ADS holders.

        At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

        The depositary will terminate the deposit agreement if we ask it to do so. In such case, the depositary must notify you at least 90 days before termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 90 days.

        After termination, the depositary and its agents will be required to do only the following under the deposit agreement:

  •
  collect distributions on the deposited securities;

  •
  sell rights and other property; and

  •
  deliver shares and other deposited securities upon cancellation of ADSs.

        One year after termination, the depositary may sell any remaining deposited securities. After that, the depositary will hold the proceeds of the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and will have no liability for interest. The depositary's only obligations will be an indemnification obligation and an obligation to account for the proceeds of the sale and other cash. After termination, our only obligations will be an indemnification obligation and our obligation to pay specified amounts to the depositary.

  Limitations on obligations and liability

        The deposit agreement expressly limits our obligations and the obligations of the depositary, and it limits our liability and the liability of the depositary. We and the depositary:

  •
  are only obligated to take the actions specifically provided for in the deposit agreement without negligence or bad faith;

  •
  are not liable if either is prevented or delayed by law or circumstances beyond their control from performing our obligations under the deposit agreement;

  •
  are not liable if either exercises discretion permitted under the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on your behalf or on behalf of any other party; and

  •
  may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

        In the deposit agreement, we and the depositary have agreed to indemnify each other under designated circumstances.

  Requirements for depositary actions

        The ADSs are transferable on the books of the depositary, provided that the depositary may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. Before the depositary will deliver the underlying ordinary shares to an account designated by you or or register transfer of ADS, make a distribution on ADSs, or process a withdrawal of shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

  •
  production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if the depositary or we think it advisable to do so.

  Your right to receive the ordinary shares underlying your ADSs

        You have the right to surrender your ADSs and withdraw the underlying ordinary shares at any time except:

  •
  when temporary delays arise because: (1) the depositary or we have closed its or our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting or (3) we are paying a dividend on the ordinary shares;

  •
  when you owe money to pay fees, taxes and similar charges; or

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

        The right of withdrawal may not be limited by any other provision of the deposit agreement.

  Pre-release of ADSs

        In compliance with the provisions of the deposit agreement, the depositary may deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs, even if the ADSs are cancelled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:

  •
  before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited;

  •
  the pre-release must be fully collateralized with cash or other collateral that the depositary considers appropriate;

  •
  the depositary must be able to close out the pre-release on not more than five business days' notice; and

  •
  subject to such indemnities and credit regulation as the Depositary deems appropriate.

        In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30.0% of the total shares deposited, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

  Inspection of register of holders of ADSs

        You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

  Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRSs that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/ Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

ENFORCEABILITY OF CIVIL LIABILITIES

        We were incorporated in the Cayman Islands in order to take advantage of certain benefits associated with being a Cayman Islands exempted company, including:

  •
  political and economic stability;

  •
  an effective judicial system;

  •
  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

  •
  the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

  •
  Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        Our business is conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

        Maples and Calder, our counsel as to Cayman Islands law, and Commerce & Finance Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Maples and Calder has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

        Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

TAXATION

        The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder, our Cayman Islands counsel, and to the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Commerce & Finance Law Offices.

  Cayman Islands Taxation

        According to Maples and Calder, the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaty with any country that is applicable to any payments made to or by us.

  PRC Taxation

        If the PRC tax authorities determine that our Cayman Islands holding company is a "resident enterprise" for PRC enterprise income tax purposes, it may therefore be subject to the enterprise income tax at 25% on its global income, and a withholding tax of 10% may be imposed on dividends foreign ADS holders receive and on gains realized on their sale or other disposition of ADSs, if such income is considered as income derived from within China. See "Risk factors—Risks Related to Our Corporate Structure—Our subsidiaries and affiliated Chinese entities in China are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements" included in our annual report on Form 20-F for the fiscal year ended December 31, 2014, which is incorporated by reference in this prospectus.

  United States Federal Income Tax Considerations

        The following is a summary of the United States federal income tax considerations generally applicable to the ownership and disposition of ADSs or ordinary shares by a U.S. Holder (as defined below) that will hold ADSs or ordinary shares as "capital assets" (generally, property held for investment) under the United States. Internal Revenue Code of 1986, as amended (the "Code"). This summary is based upon the provisions of the Code and regulations, rulings and decisions thereunder as of the date hereof, all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the United States Internal Revenue Service (the "IRS") with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

        This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules, such as banks, insurance companies, other financial institutions, broker dealers, dealers or traders in securities or commodities, tax-exempt entities, persons liable for alternative minimum tax, U.S. expatriates, regulated investment companies or real estate investment trusts, partnerships (including any pass-through or other entity treated as partnerships for United States federal income tax purposes) or persons holding ADSs or ordinary shares through partnerships (including any pass-through or other entity treated as partnerships for United States federal income tax purposes), persons holding an ADS or ordinary share as part of a straddle, hedging, conversion or integrated transaction, persons that enter into convertible note hedge transactions investors, persons that elect to mark their securities to market, persons that hold a restricted ADS, persons whose "functional currency" is not the U.S. dollars, holders that actually or constructively own 10% or more (by voting power or value) of all classes of our outstanding capital stock, or persons who acquired ADSs or ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation.

        In addition, this summary does not discuss any state, local or estate or gift tax considerations and, except for the limited instances where PRC tax law and potential PRC taxes are discussed below, does not discuss any non-United States tax considerations. Each U.S. Holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our ADSs or ordinary shares.

        As used in this section, "U.S. Holder" means a beneficial owner of ADSs or ordinary shares that for United States federal income tax purposes is,

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity subject to tax as a corporation for United States federal income tax purposes) organized under the laws of the United States, any state or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial trust decisions or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

        If you are a partner in a partnership or other entity taxable as a partnership that holds ADSs or ordinary shares, your tax treatment will generally depend on your status and the activities of the partnership. Partnerships holding the ADSs or ordinary shares, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of an investment in the ADSs or ordinary shares.

        The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with the terms. If you hold ADSs, you should be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes.

  Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares

        Subject to the description below under "—Passive Foreign Investment Company Rules," the amount of any distribution to you with respect to the ADSs or ordinary shares, before deduction for any taxes imposed by the PRC, will be included in your gross income as dividend income on the date of receipt by the depositary, in the case of ADSs, or by you, in the case of ordinary shares, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be treated as a "dividend" for United States federal income tax purposes. Any dividends we pay will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

        With respect to non-corporate U.S. Holders (including individual U.S. Holders), dividends may be taxed at the lower capital gains rate applicable to "qualified dividend income," provided that (1) the

ADSs or ordinary shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of an income tax treaty with the United States that the United States Treasury has determined satisfactory for purposes of the rules applicable to qualified dividends and that includes an exchange of information program, (2) we are neither a passive foreign investment company, nor are treated as such with respect to you (as discussed below) for our taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. United States Treasury guidance indicates that common or ordinary shares, or ADSs representing such shares, are considered for the purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the NASDAQ Global Select Market, as are the ADSs (but not our ordinary shares). If we are treated as a "resident enterprise" for PRC tax purposes under its Enterprise Income Tax Law, or EIT Law, we may be eligible for the benefits of the income tax treaty between the United States and the PRC. You should consult your tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for dividends paid with respect to the ADSs or our ordinary shares.

        For United States foreign tax credit purposes, dividends will generally be treated as income from foreign sources and will constitute passive category income. Depending on your particular facts and circumstances, you may be eligible to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on ADSs or ordinary shares. If you do not elect to claim a foreign tax credit for foreign tax withheld, you will be permitted instead to claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which you elect to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on your particular facts and circumstances. Accordingly, you should consult your tax advisors regarding the availability of the foreign tax credit based on your particular circumstances.

  Sale, Exchange or Other Disposition of the ADSs or Ordinary Shares

        Subject to description below under "—Passive Foreign Investment Company Rules," you will recognize capital gain or loss on any sale, exchange or other taxable disposition of an ADS or ordinary share equal to the difference, if any, between the amount realized for the ADS or ordinary share and your tax basis in the ADS or ordinary share. The gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ADS or ordinary share for more than one year, you generally will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States-source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, if we are treated as a "resident enterprise" for PRC tax purposes, we may be eligible for the benefits of the income tax treaty between the United States and the PRC. In such event, if PRC tax were to be imposed on any gain from the disposition of the ADSs or ordinary shares, a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC-source income. You should consult your tax advisors regarding the proper treatment of gain or loss recognized on a sale, exchange or other taxable disposition of the ADSs or ordinary shares in your particular circumstances.

  Passive Foreign Investment Company Rules

        Based on the market price of the ADSs and our ordinary shares, the value of our assets, and the composition of our assets and income, we do not believe that we were a passive foreign investment company (a "PFIC") for United States federal income tax purposes for our taxable year ended December 31, 2014. However, due to changes in those factors this year, although we cannot be certain, we believe there is a meaningful risk that we will be treated as a PFIC for our taxable year ending

December 31, 2015. The application of the PFIC rules is subject to ambiguity in several respects and we must make an annual determination as to whether we are a PFIC (after the close of each taxable year). A non-U.S. corporation will be a PFIC for any taxable year if either:

  •
  at least 75% of its gross income is passive income; or

  •
  at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the "asset test").

        We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In applying this rule, however, it is not clear whether the contractual arrangements between us and our affiliated Chinese entities will be treated as ownership of stock.

        We must make a separate determination after the close of each year as to whether we were a PFIC for that year. Accordingly, we cannot assure you that we will, or will not, be a PFIC for our current taxable year ending December 31, 2015 or any future taxable year. Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of our ADSs and ordinary shares, fluctuations in the market price of our ADSs or ordinary shares may cause us to become a PFIC. If we are a PFIC for any year during which you hold ADSs or ordinary shares, we will generally continue to be treated as a PFIC with respect to you for all succeeding years during which you hold ADSs or ordinary shares, unless we cease to be a PFIC and you make a deemed sale election with respect to the ADSs or ordinary shares, as applicable. If such election is made, you will be deemed to have sold the ADSs or ordinary shares you hold at their fair market value and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, your ADSs or ordinary shares with respect to which such election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

        For each taxable year that we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any "excess distribution" that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs or ordinary shares, unless you make a "mark-to-market" election as discussed below. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

  •
  the amount allocated to the current taxable year, and any taxable years in your holding period prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

  •
  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for you for such year and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year.

        A U.S. Holder of "marketable stock" (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed in the preceding paragraph. If you make a valid mark-to-market election for the ADSs or ordinary shares, you will include in income for each year that we are treated as a PFIC with respect to you an amount equal to the excess, if any, of the fair market value of the ADSs or ordinary shares you hold as of the close of the year over your adjusted basis in such ADSs or ordinary shares. You will be allowed a deduction for the excess, if any, of the adjusted basis of the ADSs or ordinary shares over their fair market value as of the close of the year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the ADSs or ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as any gain on the actual sale or other disposition of the ADSs or ordinary shares, will be treated as ordinary income. The mark-to-market election is available only for "marketable stock," which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter ("regularly traded") on a qualified exchange or other market, as defined in applicable United States Treasury regulations. The ADSs are listed on the NASDAQ Global Select Market, which is a qualified exchange or other market for these purposes. Consequently, if the ADSs continue to be listed on the NASDAQ Global Select Market and are regularly traded, and you are a holder of ADSs, we expect that the mark-to-market election would be available to you were we to be or become a PFIC. You should consult your tax advisors as to the availability and desirability of a mark-to-market election.

        Alternatively, if a non-U.S. corporation is a PFIC, a U.S. holder of shares in that corporation may avoid taxation under the rules described above by making a "qualified electing fund" election to include in income its share of the corporation's income on a current basis. However, you can make a qualified electing fund election with respect to your ADSs or ordinary shares only if we agree to furnish you annually with certain tax information, and we currently do not intend to prepare or provide such information. Therefore, U.S. Holders should assume that they will not receive such information from us and would not be able to make a qualified electing fund election.

        Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder will continue to be subject to the PFIC rules with respect to such U.S. Holder's indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes.

        In the case of a U.S. Holder who has held ADSs or ordinary shares during any taxable year in respect of which we were classified as a PFIC and continue to hold such ADSs or ordinary shares (or any portion thereof), and has not previously determined to make a mark-to-market election, and who later considers making a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ADSs or ordinary shares. You should consult your tax advisors concerning the United States federal income tax consequences of purchasing, holding and disposing of our ADSs or ordinary shares if we are or become classified as a PFIC, including the possibility of making a mark-to-market election and the unavailability of the QEF election.

  Medicare Tax

        An additional 3.8% tax is imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, "net investment income" generally includes interest, dividends (including dividends paid with respect to our ADSs or ordinary shares), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of an ADS or ordinary share) and certain other income, reduced by any deductions properly allocable to such income or net gain. You are urged to consult a tax advisor regarding the applicability of this tax to their income and gains in respect of an investment in our ADSs or ordinary shares.

  Information Reporting and Backup Withholding

        You may be required to submit certain information to the IRS with respect to your beneficial ownership of our ADSs or ordinary shares, if such ADSs or ordinary shares are not held on your behalf by a financial institution. Penalties are also imposed if you are required to submit such information to the IRS and fail to do so. You are urged to consult a tax advisor regarding your tax filing requirements with respect to an investment in our ADSs or ordinary shares.

        Dividend payments with respect to ADSs or ordinary shares and proceeds from the sale, exchange or redemption of ADSs or ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding at a current rate of 28%. Backup withholding will not apply to you, however, if you furnish a correct taxpayer identification number and make any other required certification or are otherwise exempt from backup withholding. U.S. Holders that are required to establish their exempt status generally must provide such certification on IRS Form W-9. You should consult a tax advisor regarding the application of the United States information reporting and backup withholding rules.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding can be credited against your United States federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

SELLING SHAREHOLDERS

        Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell some or all of the shares of our ordinary shares held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell shares of our ordinary shares held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders may also sell, transfer or otherwise dispose of some or all of our ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.

        We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder and the number of shares of our ordinary shares beneficially owned by such ordinary shares. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We and the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any offering price to the public;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

  Sale through underwriters or dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

  Direct sales and sales through agents

        We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

  Delayed delivery contracts

        If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

  Market making, stabilization and other transactions

        Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

  Derivative transactions and hedging

        We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

  Electronic auctions

        We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

  General information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with this offering will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to our current report on Form 6-K furnished to the SEC on December 9, 2015, including exhibits thereto, and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Qunar Cayman Islands Limited at December 31, 2013 and 2014, and for each of the three years in the period ended December 31, 2014, incorporated by reference to herein have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

        The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 11th Floor, PricewaterhouseCoopers Centre, 202 Hu Bin Road, Shanghai 200021, People's Republic of China.

        The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Oriental Plaza, No. 1 East Chang An Ave, Dong Cheng District, Beijing, China, 100738.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. Our website is www.ctrip.com. The information contained on, or linked from, our website is not a part of this prospectus.

        This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed on April 27, 2015;

  •
  Our current report on Form 6-K furnished to the SEC on December 9, 2015, including exhibits thereto;

  •
  The description of the securities contained in our registration statement on Form 8-A filed on November 23, 2007 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  The description of the securities contained in our registration statement on Form 8-A filed on November 25, 2003 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

  •
  With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed on April 27, 2014, contains a description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Ctrip.com International, Ltd.
99 Fu Quan Road
Shanghai 200335, People's Republic of China
Tel: (86 21) 3406-4880
Attention: Investor Relations Department

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.